Exhibit 10.1

Published CUSIP Number:  G0506YAN7

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 26, 2016

among

ARCH CAPITAL GROUP LTD.,
and
CERTAIN SUBSIDIARIES,
as the Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent,
Fronting Bank and L/C Administrator,

and

The Other Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
Co-Syndication Agents

U.S. BANK NATIONAL ASSOCIATION
and
LLOYDS BANK PLC
Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
JPMORGAN CHASE BANK, N.A.
and
WELLS FARGO SECURITIES, LLC
as
Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	38
1.03	Accounting Terms	39
1.04	Rounding	39
1.05	Exchange Rates; Currency Equivalents	39
1.06	Additional Alternative Currencies	40
1.07	Change of Currency	41
1.08	Times of Day	41
1.09	Letter of Credit Amounts	41
1.10	Allocation of Loans and Percentages at the Effective Time.	41
1.11	Existing Letters of Credit	42
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		43
2.01	Commitments	43
2.02	Borrowings, Conversions and Continuations of Loans	44
2.03	Letters of Credit	47
2.04	Prepayments; Cash Collateralization	60
2.05	Termination or Reduction of Commitments	62
2.06	Repayment of Loans	62
2.07	Interest	62
2.08	Fees	63
2.09	Computation of Interest and Fees	63
2.10	Evidence of Debt	64
2.11	Payments Generally; Administrative Agent’s Clawback	64
2.12	Sharing of Payments by Lenders	67
2.13	Designated Subsidiary Borrowers	67
2.14	Increase in Commitments	70
2.15	Cash Collateral	72
2.16	Defaulting Lenders	73
2.17	Conversion of Revolving Loans.	75
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		75
3.01	Taxes	75
3.02	Illegality	81
3.03	Inability to Determine Rates	81
3.04	Increased Costs; Reserves on Eurocurrency Rate Loans	82
3.05	Compensation for Losses	83
3.06	Mitigation Obligations; Replacement of Lenders	84
3.07	Survival	85

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Page

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		85
4.01	Conditions of Initial Credit Extension	85
4.02	Conditions to all Credit Extensions	87
ARTICLE V. REPRESENTATIONS AND WARRANTIES		89
5.01	Corporate Status	89
5.02	Corporate Power and Authority	89
5.03	No Contravention of Laws, Agreements or Organization Documents	90
5.04	Litigation	90
5.05	Use of Proceeds; Margin Regulations	90
5.06	Approvals	90
5.07	Investment Company Act	91
5.08	True and Complete Disclosure	91
5.09	Financial Condition; Financial Statements	91
5.10	Tax Returns and Payments	92
5.11	Compliance with ERISA	92
5.12	Subsidiaries	93
5.13	Compliance with Statutes, Etc.	93
5.14	Insurance Licenses	93
5.15	Security Documents	93
5.16	No Section 32 Direction	94
5.17	Taxpayer Identification Number	94
5.18	Representations as to Foreign Jurisdiction Matters	94
5.19	Sanctioned Person	95
5.20	USA PATRIOT Act and Other Regulations	95
5.21	EEA Financial Institutions..	95
ARTICLE VI. AFFIRMATIVE COVENANTS		95
6.01	Information Covenants	95
6.02	Books, Records and Inspections	99
6.03	Insurance	100
6.04	Payment of Taxes	100
6.05	Maintenance of Existence	100
6.06	Compliance with Statutes, Etc.	100
6.07	ERISA	101
6.08	Maintenance of Licenses and Permits	102
6.09	Financial Strength Ratings	102
6.10	End of Fiscal Years; Fiscal Quarters	102
6.11	Further Assurances	102
ARTICLE VII. NEGATIVE COVENANTS		103
7.01	Changes in Business and Investments	103
7.02	Consolidations, Mergers, Sales of Assets and Acquisitions	103
7.03	Liens	105
7.04	Indebtedness	108
7.05	Dissolution	108

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Page

7.06	Restricted Payments	108
7.07	Transactions with Affiliates	108
7.08	Maximum Parent Borrower Leverage Ratio	109
7.09	Minimum Consolidated Tangible Net Worth	109
7.10	Limitation on Certain Restrictions on Subsidiaries	109
7.11	Private Act	110
7.12	Sanctions	110
7.13	Anti-Corruption Laws	111
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		111
8.01	Events of Default	111
8.02	Remedies Upon Event of Default	113
8.03	Application of Funds	114
ARTICLE IX. ADMINISTRATIVE AGENT		115
9.01	Appointment and Authority	115
9.02	Rights as a Lender	116
9.03	Exculpatory Provisions	116
9.04	Reliance by Administrative Agent	117
9.05	Delegation of Duties	117
9.06	Resignation of Administrative Agent	118
9.07	Non-Reliance on Administrative Agent and Other Lenders	119
9.08	No Other Duties, Etc.	119
9.09	Administrative Agent May File Proofs of Claim	120
9.10	Collateral Matters	120
ARTICLE X. MISCELLANEOUS		121
10.01	Amendments, Etc.	121
10.02	Notices; Effectiveness; Electronic Communication	122
10.03	No Waiver; Cumulative Remedies; Enforcement	125
10.04	Expenses; Indemnity; Damage Waiver	125
10.05	Payments Set Aside	128
10.06	Successors and Assigns	128
10.07	Treatment of Certain Information; Confidentiality	133
10.08	Right of Setoff	134
10.09	Interest Rate Limitation	135
10.10	Counterparts; Integration; Effectiveness	135
10.11	Survival of Representations and Warranties	135
10.12	Severability	136
10.13	Replacement of Lenders	136
10.14	Governing Law; Jurisdiction; Etc.	137
10.15	Waiver of Jury Trial	138
10.16	No Advisory or Fiduciary Responsibility	138
10.17	Electronic Execution of Assignments and Certain Other Documents	139
10.18	USA PATRIOT Act	139
10.19	Time of the Essence	140
10.20	Judgment Currency	140

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Page

10.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	140
10.22	Amendment and Restatement	141

-iv-

SCHEDULES

1.01(a)         Existing Several Letters of Credit
1.01(b)         Facility-wide Liability Percentage
2.01              Commitments and Applicable Percentages
5.12              Subsidiaries
7.02(b)         Dispositions
7.03              Existing Liens
7.04              Existing Indebtedness
10.02            Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A           Form of Loan Notice
B           Form of Note
C           Form of Compliance Certificate
D-1        Form of Assignment and Assumption
D-2        Form of Administrative Questionnaire
E            Form of Several Letter of Credit
F            Copy of Security Agreement
G            Form of Borrowing Base Certificate
H            Form of Designated Subsidiary Borrower Request and Assumption Agreement
I              Form of Designated Subsidiary Borrower Notice
J              Form of Confirmation
K             Copy of ACUS Guaranty
L             Copy of Parent Guaranty

-v-

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of October 26, 2016 among ARCH CAPITAL GROUP LTD., a Bermuda exempted company (“Parent Borrower”), the Subsidiaries of the Parent Borrower party hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, L/C Administrator and a Fronting Bank.

WHEREAS, the Parent Borrower, certain Designated Subsidiary Borrowers, various lenders party thereto and the Administrative Agent are parties to an amended and restated credit agreement dated as of June 30, 2014 (the “Existing Credit Agreement”);

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement to make available to the Borrowers a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein; and

WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Borrowers under the Existing Credit Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree the Existing Credit Agreement is hereby amended to state in its entirety as follows:

ARTICLE I.                                DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Bank” means any “bank” within the meaning of Section 9-102(a)(8) of the UCC at which any deposit account constituting a Collateral Account is held, which shall be (a) located in the United States and (b) reasonably acceptable to the Administrative Agent.

“Acquired Indebtedness” means Indebtedness of the Parent Borrower or a Subsidiary of the Parent Borrower acquired pursuant to an acquisition not prohibited under this Agreement (or Indebtedness assumed at the time of such acquisition of an asset securing such Indebtedness); provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such acquisition.

“Acquisition Equity Interests” means any common shares and/or Preferred Securities of the Parent Borrower, the proceeds or value of which are used (as determined by the Parent Borrower in good faith) to consummate the acquisition by the Parent Borrower of United Guaranty Corporation and AIG United Guaranty Insurance (Asia) Limited.

“Act” has the meaning specified in Section 10.18.

“ACUS” means Arch Capital Group (U.S.) Inc., a Delaware corporation.

“ACUS Guaranty” means the guaranty executed by ACUS guaranteeing the Obligations of the Parent Borrower hereunder, a copy of which is attached as Exhibit K.

“Additional Financing Agreement” means (a) the Bridge Credit Agreement, dated as of August 15, 2016, among the Parent Borrower, various financial institutions, as lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Bridge Credit Agreement”), (ii) any Indebtedness issued to replace all or any portion of the commitments or loans under the Bridge Credit Agreement (the “Permanent Financing”) and (iii) any Indebtedness issued to replace all or any portion of the commitments or loans under the Permanent Financing.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Advance Rate” means, for Cash or any category of obligation or investment specified below in the column entitled “Cash and Eligible Securities” (other than Cash, the “Eligible Securities”), the percentage set forth opposite such category of Cash or Eligible Securities below in the column entitled “Advance Rate” and, in each case, subject to the term to maturity criteria set forth therein:

Cash and Eligible Securities:	Advance Rate:
Cash: Dollars and any overnight or other investment money market funds of the Financial Institution (or an Affiliate of such Financial Institution) at which a Collateral Account is held.	100%
Time Deposits, CDs, Money Market Deposits and Money Market Mutual Funds:
Time deposits, certificates of deposit and money market deposits, denominated in Dollars, of any commercial bank incorporated in the United States with a rating of at least (i) AA- from S&P, (ii) Aa3 from Moody’s or (iii) AA- from Fitch and maturing within two years from the date of determination.  Money market mutual funds with institutions not affiliated with the Lenders with same-day liquidity and with a rating of (i) AAA from S&P, (ii) Aaa from Moody’s, (iii) AAA from Fitch or (iv) 1 by the NAIC Securities Valuation Office.
90%

Cash and Eligible Securities:	Advance Rate:
U.S. Government Securities:
Securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof).

With maturities of (x) two years or less from the date of determination, 95%, (y) more than two years and ten years or less from the date of determination, 90% and (z) more than ten years from the date of determination, 85%

Investment Grade Municipal Bonds Level I: Municipal bonds maturing within eleven years from the date of determination rated at least (i) AAA from S&P, (ii) Aaa from Moody’s or (iii) AAA from Fitch.	90%
Investment Grade Municipal Bonds Level II: Municipal bonds maturing within eleven years from the date of determination rated (a) at least (i) A- from S&P, (ii) A3 from Moody’s or (iii) A- from Fitch.	85%
Investment Grade Nonconvertible Corporate Bonds Level I:
Nonconvertible corporate bonds denominated in Dollars or Alternative Currencies which are traded publicly maturing within eleven years from the date of determination rated (a) at least (i) AA- from S&P, (ii) Aa3 from Moody’s or (iii) AA- from Fitch, or (b) in the case of corporate bonds rated solely by DBRS, at least AA low from DBRS.
With maturities of (x) two years or less from the date of determination, 90% and (y) more than two years and eleven years or less from the date of determination, 85%

Cash and Eligible Securities:	Advance Rate:
Investment Grade Nonconvertible Corporate Bonds Level II: Nonconvertible corporate bonds denominated in Dollars or Alternative Currencies which are traded publicly, maturing within eleven years from the date of determination rated (a) at least (i) A- from S&P, (ii) A3 from Moody’s or (iii) A- from Fitch, or (b) in the case of corporate bonds rated solely by DBRS, at least A low from DBRS.	80%
Commercial Paper: Commercial paper issued by any entity organized in the United States and denominated in Dollars and maturing not more than one year after the date of determination rated at least (i) A-1 or the equivalent thereof by S&P, (ii) P-1 or the equivalent thereof by Moody’s or (iii) F-1 or the equivalent thereof by Fitch.	90%
Agency Securities:
(i) Single-class mortgage participation certificates in book-entry form and denominated in Dollars backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal Home Loan Mortgage Corporation (excluding REMIC or other multi-class pass-through certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivative securities); (ii) single-class mortgage pass-through certificates in book-entry form and denominated in Dollars backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and ultimate collection of principal of which are guaranteed by the Federal National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, pass-through certificates backed by adjustable rate mortgages, collateralized mortgage obligations, securities paying interest or principal only and similar derivative securities); and (iii) single-class fully modified pass-through certificates in book-entry form and denominated in Dollars backed by single-family residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the Government National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivatives securities), in each case rated at least (i) AA- by S&P, (ii) Aa3 by Moody’s or (iii) AA- by Fitch.

With a weighted average life from the date of determination of (x) two years or less from the date of determination, 95%, (y) more than two years and ten years or less from the date of determination, 90% and (z) more than ten years from the date of determination, 85%

Cash and Eligible Securities:	Advance Rate:
Asset-Backed Securities:
Asset-backed securities denominated in Dollars rated at least (i) AAA by S&P, (ii) Aaa by Moody’s or AAA by Fitch; provided that (x) such securities are backed by credit card receivables, automobile loans, commercial mortgages or utility charges (as in rate reduction bonds) and have a weighted average life from the date of determination of 10 years or less and (y) asset-backed securities will not constitute Eligible Securities if they are certificated securities that cannot be paid or delivered by book entry (and all asset-backed securities issued by an issuer incorporated in the United States of America must be capable of settlement through DTC).
85%
Supranational Securities:
Securities issued or backed by the International Bank for Reconstruction & Development, European Bank for Reconstruction & Development, Inter American Development Bank, International Monetary Fund, European Investment Bank, Asian Development Bank, African Development Bank and Nordic Development Bank as long as the credit ratings are at or above (i) AAA by S&P, (ii) Aaa by Moody’s or (iii) AAA by Fitch.

With maturities of (x) two years or less from the date of determination, 95%, (y) more than two years and ten years or less from the date of determination, 90% and (z) more than ten years from the date of determination, 80%

OECD Government Securities:
Securities issued or backed by the Government of any member of the Organization for Economic Cooperation and Development which has the credit ratings of at least (i) AA- by S&P, (ii) Aa3 by Moody’s or (iii) AA- by Fitch.

With maturities of (x) two years or less from the date of determination, 95%, (y) more than two years and ten years or less from the date of determination, 90% and (z) more than ten years from the date of determination, 80%

Other Securities: All other cash, investments, obligations or securities	0%

Notwithstanding the foregoing, (A) the value of Eligible Securities at any time shall be determined based on the Borrowing Base Certificate then most recently delivered, (B) if any single corporate issuer (or any Affiliate thereof) represents more than 10% of the aggregate market value of all Cash and Eligible Securities comprising  the aggregate amount of all Borrowing Bases, the excess over 10% shall be excluded (with such exclusion being allocated in equal parts to each Borrowing Base at such time), (C) the weighted average rating of all Agency Securities (as described above) constituting Eligible Securities shall at all times be at least (x) AA+ from S&P, (y) Aa1 from Moody’s or (z) AA+ by Fitch, (D) if Asset-Backed Securities (as described above) (including CMBS) represent more than 20% of the aggregate market value of all Cash and Eligible Securities comprising the aggregate amount of all Borrowing Bases, the excess over 20% shall be excluded (with such exclusion being allocated in equal parts to each Borrowing Base at such time), (E) if Asset-Backed Securities constituting CMBS represent more than 10% of the aggregate market value of all Cash and Eligible Securities of the aggregate amount of all Borrowing Bases, the excess over 10% shall be excluded (with such exclusion being allocated in equal parts to each Borrowing Base at such time), (F) if OECD Government Securities (as described above) represent more than 20% of the aggregate market value of all Cash and Eligible Securities comprising the aggregate amount of all Borrowing Bases, the excess over 20% shall be excluded (with such exclusion being allocated in equal parts to each Borrowing Base at such time), and (G) if Supranational Securities  (as described above) represent more than 20% of the aggregate market value of all Cash and Eligible Securities comprising the aggregate amount of all Borrowing Bases, the excess over 20% shall be excluded (with such exclusion being allocated in equal parts to each Borrowing Base at such time).  With respect to any Eligible Securities denominated in a currency other than Dollars, the Dollar equivalent thereof (using a method agreed upon by the Parent Borrower and the Administrative Agent) shall be used for purposes of determining the value of such Eligible Securities.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Tranche A Commitments and the Tranche B Commitments of all Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“AIC” means Arch Insurance Company, a corporation organized under the laws of Missouri.

“Alternative Currency” means each of Canadian Dollars, Euro, Sterling, Yen, Australian Dollars, Rand and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or a Fronting Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Applicable Insurance Regulatory Authority” means, when used with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Company.

“Applicable Issuing Party” means (a) in the case of any Fronted Letter of Credit, the Fronting Bank who issued such Fronted Letter of Credit and (b) in the case of  any Several Letter of Credit, the L/C Administrator, as agent of the applicable Lenders, shown as “Letter of Credit Agent” or “Agent” on such Several Letter of Credit.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of (i) the Aggregate Commitments, Tranche A Commitments or Tranche B Commitments, as applicable, represented by such Lender’s relevant Commitment at such time, subject to adjustment as provided in Section 2.16 and (ii) the principal amount of such Term Lender’s Term Loans at such time, as applicable.  If the commitment of each Lender to make Revolving Loans and issue Several Letters of Credit and the obligation of the Fronting Banks to issue Fronted Letters of Credit have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.  The Applicable Percentage “of” a particular amount may also refer to the value obtained by multiplying the Applicable Percentage times such amount.  All funding, payment and applications of Collateral shall be based on such Lender’s Tranche A Commitment, Tranche B Commitment or the principal amount of such Lender’s Term Loans at such time, as the case may be.

“Applicable Rate” means, from time to time, the following percentages per annum and, in the case of the Tranche B Commitments and Credit Extensions and the Term Loans, based upon the Debt Rating as set forth below:

Applicable Rate for Tranche A Commitments and Credit Extensions

Letter of Credit Fee	0.40%
Commitment Fee	0.125%

Applicable Rate for Tranche B Commitments and Credit Extensions and the Term Loans:

Debt Rating	Pricing Level 1: ≥ A+/A1	Pricing Level 2: A/A2	Pricing Level 3: A-/A3	Pricing Level 4: BBB+/Baa1	Pricing Level 5: ≤ BBB/Baa2
Letter of Credit Fee and Applicable Margin for Eurocurrency Rate Loans	0.875%	1.000%	1.125%	1.375%	1.625%
Applicable Margin for Base Rate Loans	0.00%	0.00%	0.125%	0.375%	0.625%
Commitment Fee	0.100%	0.125%	0.150%	0.175%	0.250%

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Parent Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Parent Borrower has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (d) if the Parent Borrower does not have any Debt Rating, Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating in effect on the Closing Date.  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Parent Borrower to the Administrative Agent of notice thereof pursuant to Section 6.01(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or a Fronting Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.13(a).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“ARC” means Arch Reinsurance Company, a corporation organized under the laws of Delaware.

“Arch Europe” means Arch Insurance Company (Europe) Limited, a private company limited by shares incorporated under the laws of England and Wales.

“AREUL” means Arch Reinsurance Europe Underwriting Designated Activity Company, a  designated activity company organized under the laws of Ireland.

“ARL” means Arch Reinsurance Ltd., an exempted company organized under the laws of Bermuda.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint book managers.

“ASIC” means Arch Specialty Insurance Company, a corporation organized under the laws of Missouri.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form approved by the Administrative Agent.

“Australian Dollar” means lawful money of Australia.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, (c) the date of termination of the commitment of each Lender to make Revolving Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02, (d) with respect to the Tranche A Commitment, the date of termination of the Tranche A Commitments pursuant to Section 2.05, and (e) with respect to the Tranche B Commitment, the date of termination of the Tranche B Commitments pursuant to Section 2.05.

“Bank of America” means Bank of America, N.A. and its successors.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the one-month Eurocurrency Rate for Dollars plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in Dollars.

“Bermuda Companies Law” means the Companies Act 1981 of Bermuda and other relevant Bermuda law.

“Borrower” means each of the Parent Borrower and each Designated Subsidiary Borrower.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Tranche B Lenders pursuant to Section 2.01(b).

“Borrowing Base” means, at any time, and in respect of each Tranche A Designated Subsidiary Borrower, the aggregate amount of Cash and Eligible Securities held in the Collateral Accounts applicable to such Tranche A Designated Subsidiary Borrower under the Security Agreement at such time multiplied in each case by the respective Advance Rates for Cash and such Eligible Securities; provided that all Cash and Eligible Securities in respect of any Borrowing Base shall be included in such Borrowing Base only to the extent same are subject to a first priority perfected security interest in favor of the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Banks with respect to Tranche A Fronted Letters of Credit and the Tranche A Lenders, pursuant to the Security Documents.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit G with such changes therein as the Administrative Agent may reasonably request from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan or Letter of Credit denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or Letter of Credit (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” and “C$” mean lawful money of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means Dollars and any overnight or other investment money market funds of the Financial Institution (or an Affiliate of such Financial Institution) at which a Collateral Account is held.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable Fronting Banks and the applicable Lenders, as collateral for L/C Obligations or obligations of the Fronting Banks or Lenders to fund or fund participations in respect of Letters of Credit, cash or deposit account balances or, if the applicable Fronting Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Fronting Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit, denominated in Dollars, of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having, capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) commercial paper denominated in Dollars rated at least (x) A-1 or the equivalent thereof by S&P, (y) P-1 or the equivalent thereof by Moody’s or (z) F-1 or the equivalent thereof by Fitch, and in each case maturing not more than one year after the date of acquisition by such Person, and (iv) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iii) above.

“Change in Control” means (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder) shall have become the beneficial owner (as defined in rules promulgated by the SEC) of more than 50% of the voting securities of the Parent Borrower, (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of  the Parent Borrower cease to be composed of individuals who were (i) members of that board or equivalent governing body on the first day of such period, (ii)  nominated or appointed to that board or equivalent governing body by individuals referred to in clause (i) above constituting at the time of such nomination or appointment at least a majority of that board or equivalent governing body or (iii) approved as director candidates prior to their election to that board or other equivalent governing body by individuals referred to in clauses (i) and (ii) above constituting at the time of such approval at least a majority of that board or equivalent governing body or (c) the Parent Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of any Designated Subsidiary Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, with respect to any Borrower, all property and assets with respect to which a security interest is purported to be granted in favor of the Administrative Agent pursuant to a Security Agreement executed by such Borrower.

“Collateral Account” means, with respect to any Borrower, any deposit account or securities account at a Financial Institution as to which such Financial Institution, such Borrower and the Administrative Agent have entered into a Control Agreement.

“Commitment” means, as to each Lender, its Tranche A Commitment and its Tranche B Commitment.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Indebtedness” means, as of any date of determination, (i) all Indebtedness of the Parent Borrower and its Subsidiaries which at such time would appear on the liability side of a balance sheet of such Persons prepared on a consolidated basis in accordance with GAAP (excluding Indebtedness with respect to the transaction described in item 4 on Schedule 7.04) plus (ii) any Indebtedness for borrowed money of any other Person (other than the Parent Borrower or any of its Subsidiaries) as to which the Parent Borrower and/or any of its Subsidiaries has created a Guarantee (but only to the extent of such Guarantee).  For the avoidance of doubt, “Consolidated Indebtedness” shall not include any Guarantees of any Person under or in connection with letters of credit or similar facilities so long as no unreimbursed drawings or payments have been made in respect thereof.

“Consolidated Net Income” means, (i) for the Parent Borrower, for each fiscal quarter, the amount set forth on the consolidated income statement of the Parent Borrower for such fiscal quarter as “Net income available to Arch”, determined on a consolidated basis in accordance with GAAP and (ii) for any other Person, for each fiscal quarter, net income (or loss) after income taxes of such Person and its Subsidiaries for such fiscal quarter, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means, (i) for the Parent Borrower, as of any date of determination, the amount set forth on the most recently available consolidated balance sheet of the Parent Borrower as “Total shareholders’ equity available to Arch”, determined on a consolidated basis in accordance with GAAP (excluding the effects of Financial Accounting Statement No. 115) and (ii) for any other Person as of any date of determination, the Net Worth of such Person and its Subsidiaries as set forth on the most recently available consolidated balance sheet of such Person, determined on a consolidated basis in accordance with GAAP, after appropriate deduction for any minority interests in Subsidiaries.

“Consolidated Tangible Net Worth” means, for any Person, as of the date of any determination, Consolidated Net Worth of such Person and its Subsidiaries on such date less the amount of all intangible items included therein, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and write-ups of assets.

“Consolidated Total Capital” means, as of any date of determination, the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth of the Parent Borrower at such time.

“Control” means the possession, directly or indirectly, of the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of a corporation or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account or securities account of any Borrower, an agreement among such Borrower, the applicable Financial Institution and the Administrative Agent with respect to such deposit account or securities account in which a security interest is purported to be granted to the Administrative Agent.

“Credit Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15, the Security Documents, the Fee Letters, the Parent Guaranty, the ACUS Guaranty, the Subsidiary Guaranty, each Designated Subsidiary Borrower Request and Assumption Agreement and any other agreement, instrument or document executed by a Borrower and designated by its terms as a Credit Document.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Protection Agreement” means any over-the-counter arrangement designed to transfer credit risk from one party to another, including credit default swaps (including, without limitation, single name, basket and first-to-default swaps), total return swaps and credit-linked notes.

“DBRS” means DBRS Limited.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three Business Days of the date required to be funded by it hereunder, unless such failure is the result of a good faith dispute, (b) has notified the Parent Borrower, the Administrative Agent, a Fronting Bank or an L/C Administrator that it does not intend to comply with its funding obligations or has made a public statement to that effect, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Parent Borrower, the Fronting Banks, the L/C Administrator and each Lender.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Designated Subsidiary Borrower” means (i) each Tranche A Designated Subsidiary Borrower and (ii) each Tranche B Designated Subsidiary Borrower.

“Designated Subsidiary Borrower Notice” has the meaning specified in Section 2.13(a).

“Designated Subsidiary Borrower Request and Assumption Agreement” has the meaning specified in Section 2.13(a).

“Dispositions” has the meaning specified in Section 7.02(b).

“Dividends” has the meaning specified in Section 7.06.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or a Fronting Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union from time to time, Iceland, Liechtenstein, Norway and any other country that the Lenders (acting reasonably) consider to be an EEA Member Country.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Time” has the meaning specified in Section 1.10(a).

“Eligible Assignee” means any of (a) a Lender, (b) an Affiliate of a Lender or (c) a financial institution having a senior unsecured debt rating of not less than “A,” or its equivalent, by S&P and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Fronting Banks and (ii) unless an Event of Default has occurred and is continuing, the Parent Borrower (with each such approval not to be unreasonably withheld or delayed); provided, however, that in all cases such assignee must be a NAIC Approved Bank unless the Parent Borrower and each Fronting Bank have agreed that such assignee which is not a NAIC Approved Bank may become a Participating Bank.

“Eligible Securities” has the meaning specified in the definition of “Advance Rates.”

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination; provided, however, that in no event shall Indebtedness that is convertible into or exchangeable for shares be considered Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Sections 414(b) and (c) of the Code, and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) as the Parent Borrower or any of its Subsidiaries.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means:

(a)           for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of  Eurocurrency Rate.  Eurocurrency Rate Loans may be denominated in Dollars, Sterling or in Euros.  All Loans denominated in Euros must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) and (ii) Taxes that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax (and, in the case of any Foreign Lender, any other withholding Tax) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the preamble hereto.

“Existing Lender” has the meaning specified in Section 1.10(b).

“Existing Letters of Credit” means the Letters of Credit outstanding under the Existing Credit Agreement on the Closing Date as shown on Schedule 1.01(a).

“Existing Loan” has the meaning specified in Section 1.10(b).

“Existing Several Letters of Credit”  has the meaning specified in Section 1.11.

“Existing Senior Notes” means (i) the Parent Borrower’s 7.35% senior notes due 2034, issued pursuant to that certain Indenture, dated as of May 4, 2004, among the Parent Borrower, as issuer, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee, as in effect on the Closing Date and as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof, and (ii) the ACUS 5.144% senior notes due 2043 issued pursuant to that certain Indenture, dated as of December 13, 2013, among ACUS, as issuer, the Parent Borrower, as Guarantor, and The Bank of New  York Mellon, as trustee.

“Facility-wide Liability Percentage” means, with respect to any Borrower, the percentage set forth opposite its name on Schedule 1.01(b), as the same may be revised by the Parent Borrower to reflect the addition or removal of a Designated Subsidiary Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means each of (a) the letter agreement, dated August 31, 2016, among the Borrowers, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) the letter agreement, dated August 31, 2016, among the Borrowers and JPMorgan Chase Bank, N.A. and (c) the letter agreement, dated August 31, 2016, among the Borrowers and Wells Fargo Securities, LLC.

“Financial Institution” means the Securities Intermediary or Account Bank, as applicable, with respect to any Collateral Account.

“Financial Officer” of any Loan Party means the chief financial officer, principal accounting officer, treasurer, controller or assistant controller (or a person serving in an equivalent role) of such Loan Party. Any document delivered hereunder that is signed by a Financial Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Financial Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Financial Strength Rating” means with respect to any Regulated Insurance Company, the financial strength rating of such Regulated Insurance Company as determined by A.M. Best Company, Inc. or S&P.

“Fitch” means Fitch Ratings Inc., and any successor thereto.

“Foreign Lender” means, as to any Borrower, (a) if such Borrower is a U.S. Person, any Lender, L/C Issuer or Fronting Bank that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, any Lender, L/C Issuer or Fronting Bank that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means each Loan Party that is not organized under the laws of the United States or a state thereof.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income and which plan is not subject to ERISA or the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronted Letter of Credit” means a Letter of Credit issued by a Fronting Bank in which the Lenders purchase a risk participation pursuant to Section 2.03.

“Fronted Letter of Credit Sublimit” means $60,000,000 (as may be increased from time to time with the consent of the Administrative Agent).

“Fronting Bank” means (a) in the case of Fronted Letters of Credit, (i) Bank of America and (ii) any other Lender that, with the written consent of the Parent Borrower and Bank of America, is a fronting bank; provided that such Lender has agreed to be a Fronting Bank and (b) in the case of Several Letters of Credit, any Person described in clause (a) who has agreed to act as fronting bank on behalf of any Participating Bank.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to each Fronting Bank, (i) such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Fronted Letters of Credit of such Fronting Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (ii) if such Defaulting Lender is a Participating Bank, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Several Letters of Credit as to which such Fronting Bank has fronted for such Defaulting Lender as a Participating Bank.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means accounting principles generally accepted in the United States set forth in the Financial Accounting Standards Board Codification or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.  For purposes of Arch Europe and AREUL, this shall mean the accounting principles in the United Kingdom or Ireland, respectively, which are required to be applied by Arch Europe and AREUL to their respective financial statements and accounts by the Applicable Insurance Regulatory Authority and/or Governmental Authority, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreements” means any equity short sales, any foreign exchange contracts, currency swap agreements, commodity price hedging arrangements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such property at such date of determination (determined in good faith by the Parent Borrower) and (B) the amount of such Indebtedness of such other person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person under Interest Rate Protection Agreements, Hedging Agreements and Credit Protection Agreements and (i) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  For the avoidance of doubt, Indebtedness shall not include (u) trade payables (including payables under insurance contracts and reinsurance payables) and accrued expenses in each case arising in the ordinary course of business, (v) obligations of Regulated Insurance Companies with respect to Policies, (w) obligations arising under deferred compensation plans of the Parent Borrower and its Subsidiaries in effect on the date hereof or which have been approved by the board of directors of the Parent Borrower, (x) obligations with respect to products underwritten by Regulated Insurance Companies in the ordinary course of business, including insurance policies, annuities, performance and surety bonds and any related contingent obligations (y) reinsurance agreements entered into by any Regulated Insurance Company in the ordinary course of business and (z) Preferred Securities.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Insignificant Subsidiary” means any Subsidiary, other than any Designated Subsidiary Borrower or any party to the Subsidiary Guaranty, which has assets, earnings or revenues which, if aggregated with the assets, earnings or revenues, as the case may be, of all other Subsidiaries of the Parent Borrower with respect to which an event described under Section 8.01(e) has occurred and is continuing, would have assets, earnings or revenues, as the case may be, in an amount less than 10% of the consolidated assets, earnings or revenues, as the case may be, of the Parent Borrower and its Subsidiaries as of the end of the most recent fiscal quarter of the Parent Borrower for which financial statements are available.

“Insurance Business” means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

“Insurance Contract” means any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement or Retrocession Agreement.

“Insurance Licenses” means licenses (including licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and/or reinsurance business.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one week or one, two, three or six months thereafter, as selected by a Borrower in its Loan Notice, or such other period that is twelve months or less requested by a Borrower and consented to by all the Lenders; provided that:

                (i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                (ii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                (iii)no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement, interest rate futures contract traded on a nationally or internationally recognized exchange (including, but not limited to, the Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, New York Futures Exchange and London International Financial Futures Exchange) or other similar agreement or arrangement.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Applicable Issuing Party and any Borrower in respect of such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Administrator” means with respect to Several Letters of Credit, Bank of America’s Letter of Credit Operations located at One Fleet Way, Scranton, PA 18507, as letter of credit administrator for the Lenders, together with any replacement L/C Administrator arising under Section 10.06.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or which has been refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) with respect to any Fronted Letter of Credit, the Fronting Bank which has issued such Letter of Credit and (b) with respect to a Several Letter of Credit, each Lender other than a Participating Bank.

“L/C Obligations” means, at any time, the sum, without duplication, of (a) the Dollar Equivalent of the aggregate amount available to be drawn under all outstanding Letters of Credit, plus (b) the aggregate unpaid amount of all Unreimbursed Amounts, including L/C Borrowings, after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  For all purposes of this Agreement, if on any date of determination (i) a Letter of Credit that is subject to the rules of the ISP has expired by its terms, (ii) the Applicable Issuing Party shall be closed for the reasons set forth in Rule 3.14 of the ISP, and (iii) any amount may still be drawn under such Letter of Credit, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn for the period set forth in, and subject to the terms of, Rule 3.14 of the ISP as in effect from time to time.  For purposes of determining the L/C Obligations held by any Lender, a Lender shall be deemed to hold an amount equal to the sum of (a) the aggregate amount of each Lender’s direct obligation, in all outstanding Several Letters of Credit (or, if a Participating Bank, its risk participation in Several Letters of Credit), (b) its risk participation in all outstanding Fronted Letters of Credit, and (c) its L/C Advances.  The L/C Obligation of any Borrower shall be the aggregate amount available to be drawn under all outstanding Letters of Credit issued for the account of such Borrower plus the aggregate of all Unreimbursed Amounts owed by such Borrower.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.  Letters of Credit may be issued in Dollars or in an Alternative Currency and include all of the Tranche A Letters of Credit and the Tranche B Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Applicable Issuing Party.

“Letter of Credit Expiration Date” means October 26, 2022.

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means a Term Loan or a Revolving Loan.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a),  which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent  (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Loan Parties” means the Borrowers and, if the Subsidiary Guaranty is in effect, the Specified Subsidiary.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurocurrency market.

“Majority Loan Lenders” means, at any time, the Majority Tranche B Lenders and the Majority Term Lenders.

“Majority Term Lenders” means, at any time, Term Lenders whose Term Loans represent an amount greater than 50% of the Term Obligations on such date.

“Majority Tranche A Lenders” means, at any time, Tranche A Lenders whose Tranche A Commitments (or, after the Tranche A Commitments have terminated, the sum of such Tranche A Lenders’ Applicable Percentages of the Tranche A L/C Obligations at such time) represent an amount greater than 50% of the aggregate Tranche A Commitments (or after termination thereof, the Tranche A L/C Obligations at such time).

“Majority Tranche B Lenders” means, at any time, Tranche B Lenders whose Tranche B Commitments (or, after the Tranche B Commitments have terminated, the sum of such Tranche B Lenders’ Applicable Percentages of the Tranche B Obligations at such time) represent an amount greater than 50% of the aggregate Tranche B Commitment (or after termination thereof, the Tranche B Obligations at such time).

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the FRB.

“Material Adverse Effect” means (i) a material adverse effect on the business, operations, property or financial condition of the Parent Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect on (x) the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, (y) the ability of the Parent Borrower and its Subsidiaries taken as a whole, to perform their respective obligations under the Credit Documents to which such entities are a party or (z) the legality, validity or enforceability of any Credit Document.

“Maturity Date” means October 26, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which the Parent Borrower, such Subsidiary or such ERISA Affiliate contributed to or had an obligation to contribute to such plan, or any other such plan with respect to which Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates has any liability under Title IV of ERISA, contingent or otherwise.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“NAIC Approved Bank” means any bank listed on the most current list of banks approved by the Securities Valuation Office of the NAIC and acting through the branch so listed.

“Net Cash Proceeds” means, for any issuance of debt or equity, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such issuance, net of customary transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and legal, advisory and other fees and expenses associated therewith).

“Net Worth” means, as to any Person, the sum of its capital stock (including its Preferred Securities), capital in excess of par or stated value of shares of its capital stock (including its Preferred Securities), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the effects of Financial Accounting Statement No. 115.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities and obligations of any Borrower arising under any Credit Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or a Fronting Bank, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market; provided that if the Overnight Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Parent Borrower” has the meaning specified in the introductory paragraph hereto.

“Parent Borrower Leverage Ratio” means, at any time, the ratio of (i) Consolidated Indebtedness at such time to (ii) Consolidated Total Capital at such time.

“Parent Guaranty” means the guaranty executed by the Parent Borrower of the Obligations of ACUS as a Borrower hereunder, a copy of which is attached as Exhibit L, as amended from time to time with respect to Tranche B Designated Subsidiary Borrowers added after the Closing Date pursuant to Section 2.13.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Bank” means, from time to time, with respect to any Several Letter of Credit, a Lender that is unable to issue such Letter of Credit because (a) it is unable due to regulatory restrictions or other legal impediments based on its relationship to the beneficiary, (b) it is not, or has lost its status as, an NAIC Approved Bank (if such Letter of Credit must be issued by NAIC Approved Banks), or (c) it does not engage in transactions in the requested Alternative Currency.

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted L/C Facilities” means (i) the Letter of Credit Facility Agreement, dated as of November 6, 2014 (as the same has been amended, modified or supplemented to, but not including, the Closing Date), between ARL and Lloyds Bank plc, which provides for the issuance of a letter of credit in an aggregate amount of up to $150,000,000 (and any replacements, renewals and extensions thereof and any successor facilities), (ii) the Letter of Credit Facility Agreement, dated as of November 23, 2015 (as the same has been amended, modified or supplemented to, but not including, the Closing Date), between ARL and Lloyds Bank plc, which provides for the issuance of a letter of credit in an aggregate amount of up to $15,689,599 (and any replacements, renewals and extensions thereof and any successor facilities) and (iii) any Letter of Credit obtained by the Borrower or any of its Subsidiaries in the ordinary course of business and secured by cash and securities (other than Equity Interests of the Parent Borrower or any of its Subsidiaries or any Collateral).

“Permitted Subsidiary Indebtedness” means:

(a)           Indebtedness of any Subsidiary of the Parent Borrower incurred pursuant to this Agreement or any other Credit Document;

(b)           Indebtedness of any Subsidiary of the Parent Borrower existing on the date hereof and listed on Schedule 7.04 and refinancings by such Subsidiary thereof; provided that the aggregate principal amount of any such refinancing Indebtedness is not greater than the aggregate principal amount of the Indebtedness being refinanced plus the amount of any premiums paid thereon and fees and expenses associated therewith;

(c)           Indebtedness of any Subsidiary of the Parent Borrower under any Interest Rate Protection Agreement or Hedging Agreement, in each case entered into in the ordinary course of business in managing such Subsidiary’s investment portfolio;

(d)           any Indebtedness owed by Subsidiaries of the Parent Borrower to the Parent Borrower or any of its Subsidiaries;

(e)           Indebtedness in respect of purchase money obligations and Capital Lease Obligations of any Subsidiary of the Parent Borrower, and refinancings thereof; provided that the aggregate principal amount of all such purchase money obligations and Capital Lease Obligations outstanding under this clause (e) does not exceed $25,000,000 at the time of incurrence of any new Indebtedness permitted by this clause (e);

(f)           Indebtedness of any Subsidiary of the Parent Borrower in respect of letters of credit issued to reinsurance cedents, in connection with requirements of Lloyd’s of London for syndicates owned by any Subsidiary of the Parent Borrower, or to lessors of real property in lieu of security deposits in connection with leases of any Subsidiary of the Parent Borrower, in each case in the ordinary course of business;

(g)           Indebtedness of any Subsidiary of the Parent Borrower incurred in the ordinary course of business in connection with workers’ compensation claims, self-insurance obligations, unemployment insurance or other forms of governmental insurance or benefits and pursuant to letters of credit or other security arrangements entered into in connection with such insurance or benefit;

(h)           Acquired Indebtedness of Subsidiaries of the Parent Borrower;

(i)           Indebtedness incurred under securities lending arrangements entered into in the ordinary course of business;

(j)           Indebtedness incurred under Credit Protection Agreements entered into in the ordinary course of business;

(k)           additional Indebtedness of Subsidiaries of the Parent Borrower not otherwise permitted under clauses (a) through (m) of this definition; provided that the aggregate principal amount of Indebtedness outstanding under this clause (k) shall not exceed 10% of the Parent Borrower’s Consolidated Total Capital at the time of incurrence of any new Indebtedness permitted by this clause (k);

 (l)           Indebtedness in the form of earn-out obligations; and

(m)           Indebtedness arising from Guarantees made by any Subsidiary of the Parent Borrower of Indebtedness of the type described in clauses (a) through (l) of this definition.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “pension plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent Borrower or any of its Subsidiaries or any of its ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan, or any such plan to which the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates has any liability under Title IV of ERISA, contingent or otherwise.

“Platform” has the meaning specified in Section 6.01.

“Policies” means all insurance policies, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Regulated Insurance Company and any coinsurance agreements entered into or to be entered into by any Regulated Insurance Company.

“Preferred Securities” means, at any time, any preferred capital stock of such Person that has preferential rights with respect to dividends or redemptions or upon liquidation or dissolution of such Person over shares of common or capital stock of any other class of such Person.

“Private Act” means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Loan Party, in whole or in part.

“Public Lender” has the meaning specified in Section 6.01.

“Rand” means the lawful currency of South Africa.

“Recipient” means the Administrative Agent, any Lender, any Fronting Bank, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Regulated Insurance Company” means any Subsidiary of the Parent Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority.

“Reimbursement Obligation” means the obligation of the applicable Borrower to reimburse the Applicable Issuing Party for any payment actually made by such Applicable Issuing Party under any Letter of Credit, together with interest thereon payable as provided herein.

“Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement whereby any Regulated Insurance Company agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Regulated Insurance Company under a policy or policies of insurance issued by such Regulated Insurance Company or under a reinsurance agreement assumed by such Regulated Insurance Company.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of (i) the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (ii) the unused portion of the Aggregate Commitments; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means, as to any Loan Party, the chief executive officer, any Financial Officer, the president, general counsel or any vice president of such Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of such Loan Party and, solely for purposes of notices given pursuant to Section 2.02 or 2.03, any other officer or employee of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

“Revaluation Date” means (a) with respect to any Revolving Loan, each of the following:  (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require and (iv) solely for the purposes of Section 2.04(d) or (g), such additional dates as the Parent Borrower shall request; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof or extending the expiration thereof, (iii) each date of any payment by the Applicable Issuing Party under any Letter of Credit denominated in an Alternative Currency, (iv) such additional dates as the Administrative Agent, an L/C Administrator or a Fronting Bank shall determine or the Required Lenders shall require and (v) and (iv) solely for the purposes of Section 2.04(d) or (g), such additional dates as the Parent Borrower shall request.

“Revolving Loans” has the meaning specified in Section 2.01(b).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Applicable Issuing Party, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction administered or enforced by the United States government (including without limitation, OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SAP” means, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Article VI, including defined terms used therein, are subject (to the extent provided therein) to Section 1.03.

“SEC” means the United States Securities and Exchange Commission or any successor entity.

“Securities Intermediary” means any “securities intermediary” within the meaning of Section 8.102(a)(14) of the UCC at which any securities account constituting a Collateral Account is held, which shall be (a) located in the United States and (b) reasonably acceptable to the Administrative Agent.

“Security Agreement” means the Security Agreement, a copy of which is attached hereto as Exhibit F with such changes therein as may be agreed to by the Administrative Agent and any Borrower.

“Security Documents” means (i) the Security Agreement, (ii) each Control Agreement, (iii) each other security agreement executed and delivered pursuant to Section 6.11 and (iv) each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Lenders.

“Service of Process Agent” means Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005.

“Several Letter of Credit” means a Letter of Credit issued severally by or on behalf of the Lenders pursuant to which the Lenders are severally liable to the beneficiary which shall be substantially in the form of Exhibit E with such changes thereto as are described in Section 2.03(a)(iii)(E).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Subsidiary” has the meaning specified in Section 6.11(a).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or a Fronting Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the issuing Fronting Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the issuing Fronting Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the issuing Fronting Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Statutory Statements” means, with respect to any Regulated Insurance Company for any fiscal year or fiscal quarter, the annual or quarterly financial statements of such Regulated Insurance Company as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more Subsidiaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Guaranty” means a guaranty, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations of the Parent Borrower and ACUS under the Credit Documents which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, withholdings (including backup withholding), assessments, or other similar charges, fees or deductions imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means a Lender who holds a Term Loan at such time.

“Term Loans” has the meaning specified in Section 2.17(a).

“Term Loan Conversion Date” has the meaning specified in Section 2.17(b).

“Term Obligations” means the aggregate outstanding principal amount of Term Loans.

“Total Outstandings” means, on any date, the sum of (a) the Tranche A L/C Obligations plus (b) the Tranche B Obligations plus (c) the Term Obligations, in each case, as of such date.

“Tranche A Commitment” means, as to any Lender, the commitment of such Lender pursuant to Section 2.01(a) to issue Tranche A Several Letters of Credit and purchase participations in Tranche A L/C Obligations arising under Fronted Letters of Credit for the account of the Tranche A Designated Subsidiary Borrowers, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial amount of the Tranche A Commitment of each Lender is set forth on Schedule 2.01.

“Tranche A Designated Subsidiary Borrower” means each of ARC, ARL, AIC, ASIC, ACUS, AREUL, Arch Europe and each Person which is designated as an additional Tranche A Designated Subsidiary Borrower after the Closing Date in accordance with Section 2.13(a) (in each case, unless otherwise removed as such in accordance with Section 2.13(e)).

“Tranche A Fronted Letter of Credit” means a Tranche A Letter of Credit issued as a Fronted Letter of Credit.

“Tranche A L/C Obligations” means, at any time, the L/C Obligations with respect to Tranche A Letters of Credit.

“Tranche A Lender” means a Lender who has a Tranche A Commitment.

“Tranche A Letter of Credit” means a Letter of Credit issued pursuant to the Tranche A Commitment.

“Tranche A Several Letter of Credit” means a Tranche A Letter of Credit issued as a Several Letter of Credit.

“Tranche B Borrowers” means the Parent Borrower and the Tranche B Designated Subsidiary Borrowers.

“Tranche B Commitment” means, as to any Lender, the commitment of such Lender pursuant to Section 2.01(b) to (a) make Revolving Loans to the Parent Borrower, ACUS and the other applicable Tranche B Designated Subsidiary Borrowers  and (b) to issue Tranche B Several Letters of Credit and purchase participations in Tranche B L/C Obligations arising under Tranche B Fronted Letters of Credit for the account of the Parent Borrower, ARC, ARL and the other applicable Tranche B Designated Subsidiary Borrowers in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial amount of the Tranche B Commitment of each Lender is set forth on Schedule 2.01.

“Tranche B Designated Subsidiary Borrowers” means, (a) as to Revolving Loans, ACUS and (b) as to Letters of Credit, ARC and ARL, and, in each case, each Person which is designated as an additional Tranche B Designated Subsidiary Borrower after the Closing Date in accordance with Section 2.13(b) (in each case, unless otherwise removed as such in accordance with Section 2.13(e)).

“Tranche B Fronted Letter of Credit” means a Tranche B Letter of Credit issued as a Fronted Letter of Credit.

“Tranche B L/C Obligations” means, at any time, the L/C Obligations with respect to Tranche B Letters of Credit.

“Tranche B Lender” means a Lender who has a Tranche B Commitment.

“Tranche B Letter of Credit” means any Letter of Credit issued under the Tranche B Commitment.

“Tranche B Obligations” means, at any time, the sum, without duplication, of (a) the Tranche B L/C Obligations plus (b) the aggregate outstanding principal amount of Revolving Loans.

“Tranche B Several Letter of Credit” means a Tranche B Letter of Credit issued as a Several Letter of Credit.

“Transactions” means the execution, delivery and performance by each Borrower of this Agreement, the borrowing of Loans, the issuing of Letters of Credit and the use of the proceeds thereof.

“Type” means with respect to a Loan, its character as a Revolving Loan, a Term Loan, a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UCP” means the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance of a Letter of Credit or, in the case of Letters of Credit issued to back Reinsurance Agreements, such  earlier version thereof as may be required by the applicable Governmental Authority or beneficiary.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(ii).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors’ or nominees’ qualifying shares, is owned directly or indirectly by such Person; provided, however, that Alternative Re Holdings Limited shall be a considered a Wholly-Owned Subsidiary provided the Parent Borrower owns directly or indirectly all of the voting capital stock or other voting ownership interests in such Subsidiary.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” means the lawful currency of Japan.

1.02 Other Interpretive Provisions.  With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.03 Accounting Terms.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower (on behalf of the Borrowers) notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower (on behalf of the Borrowers) that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, any election or requirement to measure any financial liability using fair value shall be disregarded.

1.04 Rounding.  Any financial ratios required to be maintained by the Parent Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent (or in the case of Fronted Letters of Credit, the issuing Fronting Bank) shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the issuing Fronting Bank, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the issuing Fronting Bank, as the case may be.

1.06 Additional Alternative Currencies.

(a) The Borrowers may from time to time request that Eurocurrency Rate Loans be made and/or Fronted Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Fronted Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Fronting Banks.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or in the case of Fronted Letters of Credit, such earlier time or date as may be agreed to by the issuing Fronting Bank, in its sole discretion).  In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Fronted Letters of Credit, the Administrative Agent shall promptly notify the Fronting Banks thereof.  Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the issuing Fronting Bank (in the case of a request pertaining to Fronted Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or a Fronting Bank, as the case may be, to respond to such request within the time period specified in the preceding clause (b) shall be deemed to be a refusal by such Lender or such Fronting Bank, as the case may be, to permit Eurocurrency Rate Loans to be made or Fronted Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans  in such requested currency, the Administrative Agent shall so notify the Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and a Fronting Bank consent to the issuance of Fronted Letters of Credit in such requested currency, the Administrative Agent shall so notify the Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Fronted Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Parent Borrower.

1.07 Change of Currency.

(a) Each obligation of a Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Loan in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.  In the event that any member state of the European Union withdraws its adoption of the Euro and adopts another currency, the adopted currency shall not be an Alternative Currency unless it is either an existing Alternative Currency or is approved in accordance with Section 1.06.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08 Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10 Allocation of Loans and Percentages at the Effective Time.

(a) Each Borrower and each Lender agree that, effective at the time at which all conditions precedent to the effectiveness of this Agreement have been satisfied (the “Effective Time”), (i) this Agreement shall amend and restate in its entirety the Existing Credit Agreement and (ii) the outstanding “Loans” under and as defined in the Existing Credit Agreement shall be allocated among the Lenders in accordance with their respective Applicable Percentages.

(b) To facilitate the allocation described in clause (a), at the Effective Time, (i) all “Loans” under the Existing Credit Agreement (“Existing Loans”) shall be deemed to be Revolving Loans, (ii) each Lender that is a party to the Existing Credit Agreement (an “Existing Lender”) shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender’s pro rata share (according to its Applicable Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time) over the amount of all of such Lender’s Existing Loans, (iii) each Lender that is not a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to such Lender’s pro rata share (according to its Applicable Percentage) of the Revolving Loans outstanding hereunder (including any Revolving Loans made at the Effective Time), (iv) the Administrative Agent shall apply the funds received from the Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Lenders (pro rata according to the amount of the applicable Existing Loans each is required to purchase to achieve the allocation described in clause (a)), to purchase from each Existing Lender that has Existing Loans in excess of such Lender’s pro rata share (according to its Applicable Percentage) of the applicable outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time), a portion of such Existing Loans equal to such excess, second, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 3.05 of the Existing Credit Agreement, assuming for such purpose that the Existing Loans were prepaid rather than allocated at the Effective Time) owed to such Existing Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as the Parent Borrower shall direct, and (v) all Revolving Loans shall commence new Interest Periods in accordance with elections made by the applicable Borrower at least three Business Days prior to the Closing Date pursuant to the procedures applicable to conversions and continuations set forth in Section 2.02 (all as if the Existing Loans were continued or converted as of the Effective Time), and the Lenders that are lenders under the Existing Credit Agreement hereby waive any and all amounts that would be payable under Section 3.05 of the Existing Credit Agreement as a result of such continuation or conversion.  To the extent the applicable Borrower fails to make a timely election pursuant to clause (v) of the preceding sentence with respect to any Revolving Loans, such Revolving Loans shall be Base Rate Loans.

1.11 Existing Letters of Credit.  (i)  On and after the Closing Date, the Existing Letters of Credit shall be deemed to be Tranche A Letters of Credit or Tranche B Letters of Credit as indicated on Schedule 1.01(a), issued under this Agreement for all purposes, including for purposes of the fees to be collected pursuant to Section 2.03(h) and (i), and reimbursement of costs and expenses to the extent provided herein.

(ii) On the Closing Date, the risk participation of each Lender in the Existing Letters of Credit which, as shown on Schedule 1.01(a), were issued as Fronted Letters of Credit shall be equal to each Lender’s Applicable Percentage and the risk participation of each Lender in the Existing Letters of Credit which, as shown on Schedule 1.01(a) were issued as Several Letters of Credit (the “Existing Several Letters of Credit”) shall be equal to each Lender’s Applicable Percentage.

(iii) Bank of America shall promptly amend each Existing Several Letter of Credit to reflect the applicable Lenders as L/C Issuers and the correct Applicable Percentages of such Lenders under such Existing Several Letter of Credit.  The Designated Subsidiary Borrowers shall cooperate with Bank of America and provide any necessary documents as may reasonably be requested by a beneficiary in connection with such amendment.  Bank of America and the Designated Subsidiary Borrowers will use their commercially reasonable efforts to amend or replace any Existing Several Letter of Credit which cannot be amended without the consent of a beneficiary, to reflect the correct Applicable Percentages of the Lenders.  From the Closing Date until the date on which an Existing Several Letter of Credit has been amended to reflect the applicable Lenders’ Applicable Percentage, each Lender hereby irrevocably and unconditionally purchases from each lender who has issued such Several Letter of Credit, a risk participation in such Existing Several Letter of Credit in an amount such that after giving effect to such purchase, the risk participation of each applicable Lender in such Existing Several Letter of Credit is equal to such Lender’s Applicable Percentage.

ARTICLE II.                                THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Commitments.

(a) Tranche A Commitment.  Upon and subject to the terms and conditions hereof, (i) each Fronting Bank  (subject to the definition thereof) hereby agrees to issue Tranche A Fronted Letters of Credit in Dollars or an Alternative Currency at the request of and for the account of each Tranche A Designated Subsidiary Borrower from time to time during the Availability Period, (ii) each Tranche A Lender that is not a Participating Bank hereby agrees to issue Tranche A Several Letters of Credit in Dollars at the request of and for the account of each Tranche A Designated Subsidiary Borrower from time to time during the Availability Period in such Lender’s Applicable Percentage of such aggregate stated amounts as such Tranche A Designated Subsidiary Borrower may from time to time request, (iii) each Tranche A Lender hereby agrees to purchase risk participations in the obligations of the issuing Fronting Bank under Tranche A Fronted Letters of Credit in an amount equal of such Tranche A Lender’s Applicable Percentage of such obligations, and (iv) with respect to Tranche A Several Letters of Credit, the applicable Fronting Bank shall be severally (and not jointly) liable for an amount equal to its Applicable Percentage plus each Participating Bank’s Applicable Percentage of the amount of such Several Letter of Credit and each Participating Bank hereby agrees to purchase risk participations in the obligations of such Fronting Bank under any such Tranche A Several Letter of Credit in an amount equal to such Participating Bank’s Applicable Percentage of such obligations; provided, however, that after giving effect to any Credit Extension pursuant to this Section 2.01(a), (A) the Outstanding Amount of Tranche A L/C Obligations shall not exceed the combined Tranche A Commitments, (B) the Outstanding Amount of Tranche A L/C Obligations of any Tranche A Designated Subsidiary Borrower shall not exceed such Tranche A Designated Subsidiary Borrower’s Borrowing Base, (C) the Outstanding Amount of Tranche A L/C Obligations of any Tranche A Lender will not exceed such Lender’s Tranche A Commitment and (D) the total outstanding stated amount of Fronted Letters of Credit shall not exceed the Fronted Letter of Credit Sublimit.

(b) Tranche B Commitment.  Upon and subject to the terms and conditions hereof, (i) each Tranche B Lender severally agrees to make loans in Dollars, Euros or Sterling (each such loan a “Revolving Loan”) to the Parent Borrower, ACUS or any other applicable Tranche B Designated Subsidiary Borrower from time to time, on any Business Day, from time to time during the Availability Period  in an amount equal to such Tranche B Lender’s Applicable Percentage of the requested Revolving Loan and (ii) as more fully set forth in Section 2.03, (w) each Fronting Bank (subject to the definition thereof) hereby agrees to issue Tranche B Fronted Letters of Credit in Dollars or an Alternative Currency at the request of and for the account of ARC, ARL, the Parent Borrower or any other applicable Tranche B Designated Subsidiary Borrower from time to time during the Availability Period, (x) each Tranche B Lender that is not a Participating Bank hereby agrees to issue Tranche B Several Letters of Credit in Dollars at the request of and for the account of ARC, ARL, the Parent Borrower or any other applicable Tranche B Designated Subsidiary Borrower from time to time during the Availability Period in such Lender’s Applicable Percentage of such aggregate stated amounts as such Borrower may from time to time request, (y) each Tranche B Lender hereby agrees to purchase risk participations in the obligations of the issuing Fronting Bank under Tranche B Fronted Letters of Credit in an amount equal to such Tranche B Lender’s Applicable Percentage of such obligations, and (z) with respect to Tranche B Several Letters of Credit, the applicable Fronting Bank shall be severally (and not jointly) liable for an amount equal to its Applicable Percentage plus each Participating Bank’s Applicable Percentage of the amount of each such Several Letter of Credit and each Participating Bank hereby agrees to purchase risk participations in the obligations of such Fronting Bank under any such Tranche B Several Letter of Credit in an amount equal to such Participating Bank’s Applicable Percentage of such obligations; provided, however that, after giving effect to any Credit Extension pursuant to this Section 2.01(b), (A) the Outstanding Amount of Tranche B Obligations will not exceed the combined Tranche B Commitments, (B) the Outstanding Amount of Tranche B Obligations of any Tranche B Lender will not exceed such Lender’s Tranche B Commitment, (C) the Outstanding Amount of Tranche B L/C Obligations of ARC shall not exceed $100,000,000 and the Tranche B L/C Obligations of ARL shall not exceed $100,000,000 and (D) the total outstanding stated amount of Fronted Letters of Credit shall not exceed the Fronted Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, ARC, ARL, ACUS, the Parent Borrower and each other applicable Tranche B Designated Subsidiary Borrower may borrow under this Section 2.01(b), prepay under Section 2.04(a) and reborrow under this Section 2.01(b).

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Parent Borrower’s, ACUS’s or any other applicable Tranche B Designated Subsidiary Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Euros or Sterling and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the applicable Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one week, one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four Business Days prior to the requested date of such Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing or continuation of Eurocurrency Rate Loans denominated in Euros or Sterling whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  If  a different Interest Period is requested, not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing or continuation of Eurocurrency Rate Loans denominated in Euros or Sterling the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders.  Each telephonic notice by the applicable Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice.  Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in the case of a Borrowing, a principal amount equal to the remaining available amount of the Tranche B Commitment).  Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the applicable Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Eurocurrency Rate Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans (in their original currency) with an Interest Period of one month.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loan and reborrowed in the other currency.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Tranche B Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Tranche B Lender or Term Lender, as applicable, of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection.  In the case of a Borrowing, each Tranche B Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Parent Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Parent Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing denominated in Dollars is given by the Parent Borrower, there are L/C Borrowings of the Parent Borrower outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Parent Borrower as provided above.  Each Tranche B Lender may, at its option, make any Revolving Loan available to the Parent Borrower by causing any foreign or domestic branch or Affiliate of such Tranche B Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Parent Borrower to repay such Revolving Loan in accordance with the terms of this Agreement and such branch or Affiliate shall not have any voting rights hereunder which rights shall remain with such Tranche B Lender.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Majority Loan Lenders, and the Majority Tranche B Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Parent Borrower and the Tranche B Lenders and the Term Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent Borrower and the Tranche B Lenders and the Term Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitments.

(i)  Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in Section 2.01(a) or (b), as applicable. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the Availability Period, obtain Letters of Credit to replace Letters of Credit that have expired or have been returned for cancellation or that have been drawn upon and reimbursed.

(ii) The Applicable Issuing Party shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, (or, (1) in the case of Letters of Credit denominated in Canadian Dollars, thirteen months and (2) in the case of Letters of Credit denominated in Australian Dollars, twenty-four months, in each case solely if necessary for regulatory purposes) unless the Majority Tranche A Lenders (with respect to Tranche A Letters of Credit) or the Majority Tranche B Lenders (with respect to Tranche B Letters of Credit) have approved such expiry date;

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Tranche A Lenders, with respect to Tranche A Letters of Credit, or all of the Tranche B Lenders, with respect to Tranche B Letters of Credit  have approved such expiry date;

(C) if the Borrower requesting such Letter of Credit is an Irish company, unless the beneficiary of such Letter of Credit is neither habitually resident in Ireland nor has a place of establishment in Ireland; or

(D) if such Letter of Credit is to be a Fronted Letter of Credit, after giving effect thereto, the outstanding stated amount of all Fronted Letters of Credit would exceed the Fronted Letter of Credit Sublimit.

(iii) An L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve, capital or liquidity requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally (it being acknowledged by each L/C Issuer that issuance of Letters of Credit for purposes of supporting reinsurance and insurance obligations or to meet insurance regulatory requirements would not violate any policy);

(C) except as otherwise agreed by the Administrative Agent and the Applicable Issuing Party, the Letter of Credit is in an initial stated amount less than $100,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) in the case of a Several Letter of Credit, (1) such Letter of Credit is not substantially in the form of Exhibit E (provided that the Applicable Issuing Party can and will agree to reasonable changes to such form, not adverse to interests of the applicable Lenders, necessary to satisfy any then applicable requirements of the applicable insurance regulators) or (2) any Lender has advised the applicable L/C Administrator that it must be a Participating Bank with respect to such Several Letter of Credit unless such Lender has entered into an agreement with a Fronting Bank to front for such Lender under such Letter of Credit;

(F) any Lender is at that time a Defaulting Lender, unless, in the case of a Fronted Letter of Credit or a Several Letter of Credit as to which such Defaulting Lender is a Participating Bank, the applicable Fronting Bank (x) has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Fronting Bank (in its sole discretion) with such Lender or (y) has received Cash Collateral from (or entered into other arrangements satisfactory to such Fronting Bank in its sole discretion with) the Parent Borrower to eliminate such Fronting Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.16 (a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Fronted Letter of Credit and all other L/C Obligations (including as Fronting Bank for a Participating Bank) as to which such Fronting Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The Applicable Issuing Party shall not amend any Letter of Credit if (A) the Applicable Issuing Party would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(v) Each L/C Administrator is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of (1) each Tranche A Lender, in the case of Tranche A Letters of Credit and (2) each Tranche B Lender, in the case of Tranche B Letters of Credit  (unless such Lender has advised the applicable L/C Administrator that it is a Participating Bank).  Each  L/C Administrator shall use the Applicable Percentage of an L/C Issuer under each Several Letter of Credit provided that the applicable Fronting Bank for such Participating Bank shall be severally (and not jointly) liable for an amount equal to its Applicable Percentage plus the Applicable Percentage of each Participating Bank.  No L/C Administrator shall amend any Several Letter of Credit to change the “Commitment shares” of a Lender or add or delete a Lender liable thereunder unless such amendment is done in connection with an assignment in accordance with Section 10.06, a change in the Lenders and/or the Applicable Percentages as a result of any increase in the Aggregate Commitments pursuant to Section 2.14 or any other addition or replacement of a Lender in accordance with the terms of this Agreement or a change in status of a Lender as a Participating Bank.  Fees owed by any Participating Bank to the applicable Fronting Bank pursuant to Section 2.03(i) shall accrue for the account of such Participating Bank only during such period as such Lender is a Participating Bank with respect to any such Several Letter of Credit.  Each Lender hereby irrevocably constitutes and appoints each L/C Administrator its true and lawful attorney-in-fact for and on behalf of such Lender with full power of substitution and revocation in its own name or in the name of such L/C Administrator to issue, execute and deliver, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and to carry out the purposes of this Agreement with respect to Several Letters of Credit.  Upon request, each Lender shall execute such powers of attorney or other documents as any beneficiary of any Several Letter of Credit may reasonably request to evidence the authority of an L/C Administrator to execute and deliver such Several Letter of Credit and any amendment or other modification thereto on behalf of the Lenders.

(vi) The Applicable Issuing Party shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Applicable Issuing Party shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Applicable Issuing Party in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the Fronting Banks and the L/C Administrators with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Fronting Banks and the L/C Administrators.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to (x) the issuing Fronting Bank, in the case of Fronted Letters of Credit and (y) the applicable L/C Administrator, in the case of Several Letters of Credit (with a copy in each case to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Such Letter of Credit Application must be received by the Applicable Issuing Party and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the Applicable Issuing Party may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party: (A) the name of the account party, which shall be the applicable Borrower; (B) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (C) the amount and currency thereof; (D) whether such Letter of Credit is to be a Tranche A Letter of Credit or a Tranche B Letter of Credit; (E) the expiry date thereof (which shall be the earlier of the date which is twelve months from the date of issuance (or, (1) in the case of Letters of Credit denominated in Canadian Dollars, thirteen months and (2) in the case of Letters of Credit denominated in Australian Dollars, twenty-four months, in each case solely if necessary for regulatory purposes)) or the Letter of Credit Expiration Date; (F) the name and address of the beneficiary thereof; (G) the documents to be presented by such beneficiary in case of any drawing thereunder; (H) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (I) the purpose and nature of the requested Letter of Credit; (J) whether such Letter of Credit shall be an Auto-Extension Letter of Credit (as defined below); (K) whether such Letter of Credit is to be a Fronted Letter of Credit (it being understood that all Letters of Credit issued in Alternative Currencies shall be issued as Fronted Letters of Credit) or a Several Letter of Credit; and, in the case of Several Letters of Credit, in the event a Lender advises the applicable L/C Administrator that such Lender is a Participating Bank, such Participating Bank’s Applicable Percentage of such Several Letter of Credit will be issued by the applicable Fronting Bank); (L) whether such Letter of Credit shall be issued under the rules of the ISP or the UCP; and (M) such other matters as the Applicable Issuing Party may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable Issuing Party (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Applicable Issuing Party may require.  Additionally, the applicable Borrower shall furnish to the Applicable Issuing Party and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, as the Applicable Issuing Party or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the Applicable Issuing Party will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the Applicable Issuing Party will provide the Administrative Agent with a copy thereof.  Unless the Applicable Issuing Party has received written notice from any Lender, the Administrative Agent or the applicable Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the Applicable Issuing Party shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Applicable Issuing Party’s usual and customary business practices.  Immediately upon the issuance of each Fronted Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the issuing Fronting Bank a risk participation in such Fronted Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit and immediately upon the issuance of a Several Letter of Credit in which a Fronting Bank has “fronted” for a Participating Bank, each Participating Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, without recourse or warranty, purchase from such Fronting Bank a risk participation in such Several Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Several Letter of Credit.

(iii) If the applicable Borrower so requests in any applicable Letter of Credit Application, the Applicable Issuing Party may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Applicable Issuing Party to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of

Credit is issued.  Unless otherwise directed by the Applicable Issuing Party, the applicable Borrower shall not be required to make a specific request to the Applicable Issuing Party for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Applicable Issuing Party to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Applicable Issuing Party shall not permit any such extension if (A) the Applicable Issuing Party has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Majority Tranche A  Lenders or Majority Tranche B Lenders, as applicable, have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Applicable Issuing Party not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable Issuing Party will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit (a “Drawing Request”), the Applicable Issuing Party shall notify the applicable Borrower and the Administrative Agent of the receipt of such Drawing Request  and of the date the Applicable Issuing Party will honor such request (each such date, an “Honor Date”).  Not later than 10:00 a.m. on the later of (x) such Honor Date in the case of Letters of Credit to be reimbursed in Dollars or the Applicable Time on the Honor Date with respect to Letters of Credit to be reimbursed in an Alternative Currency or (y) one Business Day after the date the notice of such Drawing Request has been given (such date, the “Reimbursement Date”), the applicable Borrower shall reimburse the respective L/C Issuers through the Administrative Agent in Same Day Funds the amount of the Drawing Request and, if such payment is made after the Honor Date, plus interest on such amount at the Base Rate plus the Applicable Rate for Base Rate Loans from the Honor Date to the Reimbursement Date.  In the case of a drawing under any Several Letter of Credit, the applicable Borrower shall reimburse the Applicable Issuing Parties through the Administrative Agent in the currency in which such Several Letter of Credit is denominated or, if applicable, the Dollar Equivalent thereof.  In the case of a drawing under any Fronted Letter of Credit, (1) if such Fronted Letter of Credit is denominated in Dollars, the applicable Borrower shall reimburse the applicable Fronting Bank through the Administrative Agent in Dollars and (2) if such Fronted Letter of Credit is denominated in an Alternative Currency, the applicable

Borrower shall reimburse the applicable Fronting Bank through the Administrative Agent in such Alternative Currency, unless (A) the applicable Fronting Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, such Borrower shall have notified the applicable Fronting Bank promptly following receipt of notice of drawing that such Borrower will reimburse the applicable Fronting Bank in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Administrative Agent shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  In the case of a drawing under a Tranche A Letter of Credit, upon request from the applicable Borrower, the Administrative Agent will consent to the withdrawal for delivery to the Administrative Agent of an aggregate amount of cash in the applicable currency from one or more Collateral Accounts of the applicable Borrower equal to the Reimbursement Obligation created as a result of such drawing (it being understood that such Borrower shall have the right to sell assets in its Collateral Account with the proceeds of such sale being deposited in its Collateral Account in order to make such payment and to the extent necessary the Administrative Agent will consent to the withdrawal of cash for conversion to the applicable currency in which such Reimbursement Obligation is due); provided, that the Administrative Agent shall not be required to so consent to such withdrawal of funds from any Collateral Account of a Borrower to the extent that after giving effect to such withdrawal, the aggregate undrawn face amount of Tranche A Letters of Credit issued for the account of such Borrower would exceed the Borrowing Base of such Borrower.  Any amount withdrawn from a Collateral Account pursuant to the preceding sentence shall be promptly delivered by the applicable Borrower to the Administrative Agent to reimburse the Applicable Issuing Party as set forth above.  To the extent that Same Day Funds are received by the Administrative Agent from the applicable Borrower prior to 11:00 a.m. on any Business Day (or the Applicable Time in the case of any Letter of Credit to be reimbursed in an Alternative Currency), the Administrative Agent shall remit the funds so received to the Applicable Issuing Party on such Business Day; if not received by such time, the Administrative Agent shall remit the funds so received to the Applicable Issuing Party on the next Business Day.  Any notice given by the Applicable Issuing Party or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) With respect to any Drawing Request, if Same Day Funds are not received by the Administrative Agent from the applicable Borrower prior to 11:00 a.m. (or the Applicable Time in the case of any Letter of Credit to be reimbursed in an Alternative Currency) on the Honor Date in the amount of such Drawing Request, the Administrative Agent shall promptly notify each applicable Lender of such Drawing Request, the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage of such Unreimbursed Amount.  If such Unreimbursed Amount relates to a Letter of Credit issued in an Alternative Currency, such Unreimbursed

Amount shall be the Dollar Equivalent (as calculated by the issuing Fronting Bank using the Spot Rate) of the Drawing Request.  Each Lender shall make funds available in Dollars to the Administrative Agent for the account of the Applicable Issuing Party at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (the “L/C Advance Date”).  The Administrative Agent shall remit the funds so received to the Applicable Issuing Party.  To the extent that Same Day Funds are received by the Administrative Agent from the Lenders (or the applicable Fronting Bank on behalf of a Participating Bank) with respect to a Several Letter of Credit prior to 2:00 p.m. on the L/C Advance Date, the Administrative Agent shall notify the applicable L/C Administrator and the applicable L/C Administrator shall promptly make such funds available to the beneficiary of such Several Letter of Credit on such date.  To the extent that the applicable L/C Administrator has not delivered funds to any beneficiary of a Several Letter of Credit on behalf of a Lender on the L/C Advance Date, if Same Day Funds are received by the Administrative Agent from such Lender: (i) after 2:00 p.m. on the L/C Advance Date, the L/C Administrator shall make such funds available to such beneficiary on the next Business Day; (ii) prior to 2:00 p.m. on any Business Day after the L/C Advance Date, the L/C Administrator shall make those funds available to such beneficiary on such Business Day; and (iii) after 2:00 p.m. on any Business Day after the L/C Advance Date, the applicable L/C Administrator shall make those funds available to such beneficiary on the next Business Day following such Business Day.

(iii) Unless the Administrative Agent or the applicable L/C Administrator receives notice from a Lender prior to any L/C Advance Date with respect to a Several Letter of Credit that such Lender will not make available as and when required hereunder to the Administrative Agent the amount of such Lender’s L/C Advance on such L/C Advance Date, the Administrative Agent and the applicable L/C Administrator may assume that such Lender has made such amount available to the Administrative Agent in Same Day Funds on the L/C Advance Date and the applicable L/C Administrator may (but shall not be required), in reliance upon such assumption, make available to the beneficiary of the related Several Letter of Credit on such date such Lender’s L/C Advance.

(iv) With respect to any Unreimbursed Amount, the applicable Borrower shall be deemed to have incurred an L/C Advance in the Dollar Equivalent of the Unreimbursed Amount on the Honor Date from (x) in the case of Fronted Letters of Credit, the issuing Fronting Bank and (y) in the case of Several Letters of Credit, from the Lenders to the extent that they have provided funds with respect to such Several Letter of Credit pursuant to Section 2.03(c)(ii), from the applicable Fronting Bank to the extent it has made funds available on behalf of a Participating Bank or from the applicable L/C Administrator to the extent it has made funds available on behalf of a Lender pursuant to Section 2.03(c)(iii).  L/C Advances shall be due and payable on the Reimbursement Date and thereafter on demand (together with interest) and shall bear interest at the Base Rate plus the Applicable Rate for Base Rate Loans from the Honor Date to the Reimbursement Date and thereafter at the Default Rate.  Each Lender’s or Participating Bank’s payment to the Administrative Agent for the account of a Fronting Bank pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Advance and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.  Any payment by a Borrower in respect of such L/C Advance shall be made to the Administrative Agent and upon receipt distributed by the Administrative Agent in accordance with Section 2.03(d).

(v) Until each Lender funds its L/C Advance pursuant to this Section 2.03(c) to reimburse a Fronting Bank (or the L/C Administrator pursuant to Section 2.03(c)(iii)) for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of the related L/C Borrowing shall be solely for the account of the relevant Fronting Bank or the relevant L/C Administrator, as applicable.

(vi) Each Lender’s obligation to make L/C Advances to reimburse the relevant issuing Fronting Bank (or the applicable L/C Administrator pursuant to Section 2.03(c)(iii)) for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, any Fronting Bank, any L/C Administrator, any Lender, any Borrower, any beneficiary named in any Letter of Credit, any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting) or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Credit Document, (D) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (E) the surrender or impairment of any security for the performance or observance of any of the terms of the Credit Documents, (F) any matter or event set forth in Section 2.03(b)(i), or (G) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the respective L/C Issuers for the amount of any payment made by the respective L/C Issuers under any Letter of Credit, together with interest as provided herein.

(vii) If any Lender fails to make available to the Administrative Agent for the account of a Fronting Bank or an L/C Administrator any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such Fronting Bank or such L/C Administrator, as the case may be, shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Fronting Bank or such L/C Administrator, as the case may be, at a rate per annum equal to the Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by such Fronting Bank or such L/C Administrator in connection with the foregoing.  A certificate of such Fronting Bank or such L/C Administrator, as the case may be, submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vii) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the Applicable Issuing Party has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the applicable Fronting Bank or other L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such Fronting Bank or L/C Administrator its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of a Borrower to reimburse the respective L/C Issuers for each drawing under each Letter of Credit as to each Letter of Credit issued for its account and to repay each related L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Parent Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Applicable Issuing Party or any  L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower or in the relevant currency markets generally;

(v) any payment by the Applicable Issuing Party or L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any Applicable Issuing Party or L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Parent Borrower or any Subsidiary.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the applicable Borrower’s instructions or other irregularity, the applicable Borrower will immediately notify the Applicable Issuing Party.  The applicable Borrower shall be conclusively deemed to have waived any such claim against the Applicable Issuing Party and its correspondents and the L/C Issuers unless such notice is given as aforesaid.

(f) Role of Applicable Issuing Party. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the Applicable Issuing Party shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Applicable Issuing Parties, the L/C Issuers,  the Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Applicable Issuing Party or L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Applicable Issuing Parties, the L/C Issuers, the Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Applicable Issuing Party or L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against the Applicable Issuing Party and/or the L/C Issuers, and the Applicable Issuing Party and/or the L/C Issuers may be liable to the applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the applicable Borrower which the applicable Borrower proves were caused by the Applicable Issuing Party’s and/or a L/C Issuer’s willful misconduct or gross negligence or the Applicable Issuing Party’s and/or a L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Applicable Issuing Party may accept documents that appear on their face to be in order, without responsibility for further investigation, and neither the Applicable Issuing Party nor any L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Any L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP.  Unless otherwise expressly agreed by the Applicable Issuing Party and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply unless, for regulatory purposes, the rules of the UCP must apply.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to any Borrower for, and no L/C Issuer’s rights and remedies against any Borrower shall be impaired by, any action or inaction of any such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (“BAFT-IFSA”), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees; Limitation of Liability.  The applicable Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to each Fronting Bank pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the issuing Fronting Bank for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  Letter of Credit Fees shall be (i) due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, (i) while any Event of Default has occurred and is continuing under Section 8.01(e), all Letter of Credit Fees shall accrue at the Default Rate and (ii) if any Letter of Credit Fee is not paid when due (without regard to any applicable grace periods), such amount shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to Fronting Banks.

(i) Each Borrower shall pay directly to each Fronting Bank for its own account in Dollars a fronting fee with respect to each Fronted Letter of Credit issued for the account of such Borrower by such Fronting Bank, at the rate per annum agreed to  between the Parent Borrower and such Fronting Bank, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit which fronting fee shall be (i) due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears, it being understood that each Fronting Bank will invoice each Borrower directly for amounts due under this Section 2.03(i).  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  In addition, each Borrower shall pay directly to the Applicable Issuing Party for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the issuing Fronting Bank relating to letters of credit as from time to time in effect.  Such fees are due and payable on demand and are nonrefundable.

(ii) Each Participating Bank with respect to a Several Letter of Credit shall pay to the applicable Fronting Bank a fronting fee (the “Several L/C Fronting Fee”) computed on the risk participation purchased by such Participating Bank from such Fronting Bank with respect to such Several Letter of Credit at the rate per annum specified in the fee letter between such Participating Bank and such Fronting Bank.  Unless otherwise agreed between such Participating Bank, such Fronting Bank and the Administrative Agent, the Several L/C Fronting Fee shall be paid quarterly in arrears and each Fronting Bank will invoice the Participating Banks for any Several L/C Fronting Fees owed to it.

(j) Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04 Prepayments; Cash Collateralization.

(a) The Parent Borrower, ACUS or any other Tranche B Designated Subsidiary Borrower, as applicable, may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; provided, further, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of any other credit facility or the closing of any securities offering, in which case such notice may be revoked (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Tranche B Lender or Term Lender, as applicable of its receipt of each such notice, and of the amount of such Tranche B Lender’s or Term Lender’s, as applicable, Applicable Percentage of such prepayment.  The Parent Borrower, ACUS or any other Tranche B Designated Subsidiary Borrower, as applicable, shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment of Revolving Loans shall be applied to the Revolving Loans of the Tranche B Lenders in accordance with their respective Applicable Percentages.  Each such prepayment of Term Loans shall be applied to the Term Loans of the Term Lenders in accordance with their respective Applicable Percentages.

(b) If at any time, solely as a result of fluctuations in currency exchange rates, the Outstanding Amount of Tranche B Obligations exceeds the aggregate Tranche B Commitments then in effect, promptly after the Administrative Agent’s giving the Parent Borrower notice of such excess, the Parent Borrower and/or ACUS, as applicable, shall (or shall cause one or more Tranche B Designated Subsidiary Borrowers to), (x) prepay Loans and/or (y) Cash Collateralize the Tranche B L/C Obligations in an aggregate amount such that the Outstanding Amount of Tranche B Obligations does not exceed the aggregate Tranche B Commitments then in effect.

(c) If the Tranche B Obligations are accelerated pursuant to Section 8.02, and until the final expiration date of all Tranche B Letters of Credit and thereafter so long as any Tranche B L/C Obligations are payable hereunder, the applicable Borrower shall immediately cash collateralize its Tranche B Letters of Credit with Cash and Cash Equivalents in an amount equal to 102% of the outstanding Tranche B L/C Obligations and shall deposit such Cash and Cash Equivalents in a special collateral account pursuant to arrangements satisfactory to the Administrative Agent at the Administrative Agent’s office in the name of the Parent Borrower, ACUS, ARC, ARL or any other Tranche B Designated Subsidiary Borrower, as applicable, but under the sole dominion and control of the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Banks with respect to the Tranche B Letters of Credit and the Tranche B Lenders.

(d) Upon the request of any Tranche B Borrower made within two Business Days following any Revaluation Date, the Administrative Agent will, so long as no Default then exists, release Cash Collateral of such Tranche B Borrower to such Tranche B Borrower to the extent that such Cash Collateral is no longer required pursuant to Section 2.04(b) or (c), as applicable.

(e) The Administrative Agent or the Applicable Issuing Party may, at any time and from time to time after the initial deposit of Cash Collateral pursuant to Section 2.04(b) or (c), request additional Cash Collateral to the extent the amount of Cash Collateral provided pursuant thereto is less than the amount required pursuant to such Sections due to the exchange rate fluctuations.

(f) If at any time a Tranche A Designated Subsidiary Borrower’s Borrowing Base is less than the Tranche A L/C Obligations attributable to such Tranche A Designated Subsidiary Borrower at such time, such Tranche A Designated Subsidiary Borrower shall as promptly as possible (and in any event within three Business Days) deposit into its Collateral Account Cash and Eligible Securities or reduce its Tranche A L/C Obligations, or a combination of the foregoing, in an amount sufficient to eliminate such excess.

(g) So long as no Default then exists, if a Tranche A Designated Subsidiary Borrower’s Borrowing Base is greater than the Tranche A L/C Obligations attributable to such Tranche A Designated Subsidiary Borrower, upon the request of such Tranche A Designated Subsidiary Borrower made within two Business Days following any Revaluation Date, the Administrative Agent shall consent to the withdrawal of Cash and Eligible Securities from the Collateral Account of such Tranche A Designated Subsidiary Borrower in an aggregate amount equal to such excess for delivery to such Tranche A Designated Subsidiary Borrower.

2.05 Termination or Reduction of Commitments.

(a) The Parent Borrower may, upon notice to the Administrative Agent, terminate, or from time to time permanently reduce, the Tranche A Commitments or the Tranche B Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Parent Borrower shall not terminate or reduce the Tranche A Commitments if, after giving effect thereto the Tranche A L/C Obligations would exceed the amount of the aggregate Tranche A Commitments then in effect, and (iv) the Parent Borrower shall not terminate or reduce the Tranche B Commitments if, after giving effect thereto, the Tranche B Obligations would exceed the aggregate Tranche B Commitments then in effect; provided, further, that a notice of termination or reduction may state that such notice is conditioned upon the effectiveness of any other credit facility or the closing of any securities offering, in which case such notice may be revoked (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Commitments.  Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

(b) The Tranche B Commitments will be automatically reduced on the Term Loan Conversion Date by an amount equal to the aggregate principal amount of the Term Loans on such date.

2.06 Repayment of Loans.  The Parent Borrower, ACUS and each Tranche B Designated Subsidiary Borrower, as applicable, shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

2.07 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; and  (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by a Loan Party under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08 Fees.  In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fee. The Parent Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to (i) in the case of the Tranche A Commitments, the Applicable Rate times the actual daily amount by which the combined Tranche A Commitments exceed the Tranche A L/C Obligations and (ii) in the case of the Tranche B Commitments, the Applicable Rate times the actual daily amount by which the combined Tranche B Commitments exceed the Tranche B Obligations.  The commitment fee shall accrue at all times during the Availability Period (excluding the last day thereof), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  All commitment fees in respect of the portion of the Tranche B Commitment reduced pursuant to Section 2.05(b) and accrued until the Term Loan Conversion Date shall be paid on the Term Loan Conversion Date.

(b) Other Fees. The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09 Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Parent Borrower, ACUS and each other applicable Tranche B Designated Subsidiary Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11 Payments Generally; Administrative Agent’s Clawback.

(a) General.  All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder (i) in the case of principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, (ii) in the case of Fronted Letters of Credit, to the Administrative Agent, for the account of the issuing Fronting Bank, at the applicable Administrative Agent’s Office in Dollars or the applicable Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein and (iii) in the case of Several Letters of Credit, to the Administrative Agent, for the account of the Lenders who have issued such Letter of Credit in each case at the applicable Administrative Agent’s Office in Same Day Funds not later than the time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars equal to the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Fronting Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Fronting Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Fronting Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Fronting Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund Several Letters of Credit, to purchase participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any Several Letter of Credit, to purchase a participation in any Letter of Credit or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to fund a Several Letter of Credit, to purchase its participation in a Letter of Credit or make its payment under Section 10.04(c).

(e) Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12 Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or in L/C Obligations held by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or L/C Obligations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and participations or subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Total Outstandings and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Parent Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.13 Designated Subsidiary Borrowers.

(a) The Parent Borrower may at any time, upon not less than 10 Business Days’ notice to the Administrative Agent (or such shorter notice as the Administrative Agent may, in its sole discretion, permit), request to designate any additional Subsidiary of the Parent Borrower (an “Applicant Borrower”) as a Tranche A Designated Subsidiary Borrower by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Tranche A Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a “Designated Subsidiary Borrower Request and Assumption Agreement”).  The

parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Tranche A Commitments, such Applicant Borrower shall have executed a joinder to the Security Agreement and a Control Agreement (or joinder thereto) and the Administrative Agent and the Tranche A Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Majority Tranche A Lenders in their sole discretion, including all documents and information required by regulatory authorities under applicable “know-your-customer” rules and regulations with respect to the Applicant Borrower.  If the Administrative Agent and the Tranche A Lenders agree that an Applicant Borrower shall be a Tranche A Designated Subsidiary Borrower under the Tranche A Commitments, then promptly following receipt of all such Security Documents and requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a “Designated Subsidiary Borrower Notice”) to the Parent Borrower and the Tranche A Lenders specifying the effective date upon which such Applicant Borrower shall constitute a Tranche A Designated Subsidiary Borrower under the Tranche A Commitments, whereupon each of the Tranche A Lenders agrees to permit such Tranche A Designated Subsidiary Borrower to obtain Tranche A Letters of Credit hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Tranche A Designated Subsidiary Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided any such effective date shall not be sooner than five Business Days after the Administrative Agent and the Tranche A Lenders have received all such Security  Documents and requested resolutions, incumbency certificates, opinions of counsel and other documents or information.

(b) The Parent Borrower may at any time, upon not less than 10 Business Days’ notice to the Administrative Agent (or such shorter notice as the Administrative Agent may, in its sole discretion, permit), designate any Applicant Borrower as a Tranche B Designated Subsidiary Borrower by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Tranche B Lender) a duly executed Designated Subsidiary Borrower Request and Assumption Agreement with appropriate changes to reflect whether such Applicant Borrower may obtain Revolving Loans and/or Tranche B Letters of Credit.  The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Tranche B Commitments, the Parent Guaranty shall be amended to provide that the Parent Borrower shall guarantee all Obligations of such Tranche B Designated Subsidiary Borrower and the Applicant Borrower shall have delivered to the Administrative Agent and the Tranche B Lenders (i) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent and (ii) all documents and information required by regulatory authorities under applicable “know-your-customer” rules and regulations, in each case, with respect to the Applicant Borrower.  Promptly following receipt of the Parent Guaranty amendment and all requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a Designated Subsidiary Borrower Notice to the Parent Borrower and the Tranche B

Lenders specifying the effective date upon which such Applicant Borrower shall constitute a Tranche B Designated Subsidiary Borrower, whereupon each of the Tranche B Lenders agrees to permit such Tranche B Designated Subsidiary Borrower to obtain Tranche B Letters of Credit and/or Revolving Loans hereunder, as the case may be, on the terms and conditions set forth herein, and each of the parties agrees that such Tranche B Designated Subsidiary Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no request for a Credit Extension may be submitted by or on behalf of such Tranche B Designated Subsidiary Borrower until the date five Business Days after such effective date (or such shorter period as may be acceptable to the Tranche B Lenders).

(c) In addition to the conditions set forth in clause (b), an Applicant Borrower that would qualify as a Tranche B Designated Subsidiary Borrower shall not be a Tranche B Designated Subsidiary Borrower hereunder if the Administrative Agent gives written notice to the Applicant Borrower and the Tranche B Lenders, prior to the effective date of such Applicant Borrower becoming a Tranche B Designated Subsidiary Borrower, that it has reasonably determined that the addition of such Applicant Borrower would (i) violate any applicable Law or (ii) have any material adverse effect on the Tranche B Lenders.

(d) The Obligations of the Parent Borrower (except as otherwise provided herein or in any other Credit Document) and the Obligations of each Designated Subsidiary Borrower shall be several in nature and no Designated Subsidiary Borrower will be liable for the Obligations of another Borrower.  The Parent Borrower will advise the Administrative Agent as to any change in the Facility-wide Liability Percentages of the Borrowers resulting from any addition or release of a Designated Subsidiary Borrower and the Administrative Agent will provide a revised Schedule 1.01(b) reflecting such change to the Parent Borrower and the Lenders.

(e) Each Subsidiary of the Parent Borrower that is or becomes a “Designated Subsidiary Borrower” pursuant to this Section 2.13 hereby irrevocably appoints the Parent Borrower as its agent for all purposes relevant to this Agreement and each of the other Credit Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Parent Borrower, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Parent Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Subsidiary Borrower.

(f) The Parent Borrower may from time to time, upon not less than 5 Business Days’ notice from the Parent Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Subsidiary Borrower’s status as such, provided that there are no outstanding Letters of Credit issued for the account of such Designated Subsidiary Borrower or other amounts payable by such Designated Subsidiary Borrower on account of any Letters of Credit issued for its account or Loans outstanding to such Designated Subsidiary Borrower, as of the effective date of such termination.  Upon termination of a Designated Subsidiary Borrower’s status as such, the Administrative Agent will promptly notify the Lenders of such termination and will release (i) such Designated Subsidiary Borrower from its obligations under this Agreement and any other Credit Document, (ii) all Collateral provided by such Designated Subsidiary Borrower and (iii) if applicable, the Parent Borrower from the Parent Guaranty solely with respect to the obligations of such Designated Subsidiary Borrower; provided that termination of ACUS as a Designated Subsidiary Borrower shall not release ACUS from its obligations under the ACUS Guarantee.

2.14 Increase in Commitments.

(a) Request for Increases to Commitments.  The Parent Borrower shall have the right at any time prior to the date that is 30 days prior to the Maturity Date (i) to increase the Tranche A Commitments hereunder by an amount (for all such increases) not exceeding $350,000,000 and (ii) to increase the Tranche B Commitments; provided that after giving effect to each such increase of the Tranche B Commitments, the aggregate amount of the Tranche B Commitments plus the Term Obligations shall not exceed $750,000,000 in the aggregate, as determined on the applicable effective date of such increase.  Any such increase may be effected (x) by including as a Lender hereunder with a new Commitment any Person that would be an Eligible Assignee and/or (y) by having one or more existing Lenders increase their Commitments then in effect (with the consent of each such Lender in its sole discretion) (each such new or increasing Lender, a “Supplemental Lender”); provided that (A) each Supplemental Lender shall be subject to the approvals of the Administrative Agent and the Fronting Banks (which approvals shall not be unreasonably withheld or delayed) if such approvals would be required under Section 10.06(b)(iii) for an assignment to such Supplemental Lender, (B) such Commitment of any Supplemental Lender that is not an existing Lender shall be in an amount of at least $25,000,000, (C) the aggregate amount of the increase of the Commitments effected on any day shall be at least $25,000,000, and (D) if such Supplemental Lender will need to be a Participating Bank, a Fronting Bank shall have agreed to front for such Supplemental Lender under Several Letters of Credit on terms satisfactory to such Fronting Bank.

(b) Required Supplemental Lender Documentation.  Each such Supplemental Lender shall enter into an agreement in form and substance reasonably satisfactory to the Parent Borrower and the Administrative Agent and its counsel pursuant to which such Supplemental Lender shall, as of the effective date of such increase in the Commitments (which shall be a Business Day and, unless the Administrative Agent otherwise agrees, on which no issuance, amendment, renewal or extension of any Letter of Credit is scheduled to occur or no Borrowing is scheduled to be made, each a “Supplemental Commitment Date”), undertake a Commitment (or, if any such Supplemental Lender is an existing Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date) and such Supplemental Lender shall thereupon become (or continue to be) a “Lender” for all purposes hereof.

(c) Conditions to Effectiveness of Increase.  Notwithstanding the foregoing, no increase in the aggregate Commitments hereunder pursuant to this Section shall be effective unless:

(i) the Parent Borrower shall have given the Administrative Agent notice of any such increase at least 10 Business Days prior to the applicable Supplemental Commitment Date (or such shorter period acceptable to the Administrative Agent in its sole discretion);

(ii) no Default shall have occurred and be continuing on the applicable Supplemental Commitment Date; and

(iii) the Parent Borrower shall have delivered to the Administrative Agent a certificate of each Borrower under the Commitment being increased dated as of the Supplemental Commitment Date signed by a Responsible Officer of such Borrower (x) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (y) certifying that, before and after giving effect to such increase, (A) each of the representations and warranties of the Borrowers contained in this Agreement and the other Credit Documents shall be true in all material respects on and as of the applicable Supplemental Commitment Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (B) no Default has occurred and is continuing.

(d) Revised Percentages and Letter of Credit Amendments.  The Administrative Agent shall promptly notify the Lenders of the new Applicable Percentages after giving effect to the increase in the Commitments on the Supplemental Commitment Date. Promptly after the Supplemental Commitment Date, the L/C Administrators shall amend the outstanding Several Letters of Credit under the Commitment being increased to reflect the new “Commitment share” of each Lender (including the Supplemental Lenders) and prior to the date a Several Letter of Credit has been amended to give effect to such new “Commitment share,” each Supplemental Lender shall be deemed to irrevocably and unconditionally purchase from each Lender who has issued such Several Letter of Credit, a risk participation in such Several Letter of Credit in an amount such that after giving effect to such purchase, each Lender (including the Supplemental Lender) has its Applicable Percentage of such Several Letter of Credit.  In the event of an increase in the Tranche B Commitments, on the Supplemental Commitment Date, the Administrative Agent will reallocate the Revolving Loans among the Tranche B Lenders to reflect the new Applicable Percentages of the Tranche B Lenders, each Supplemental Lender shall pay the Administrative Agent its Applicable Percentage of the outstanding Revolving Loans and the Administrative Agent shall distribute such amount to the non-increasing Lenders so that after such distribution, all Tranche B Lenders’ share of the Tranche B Obligations are pro rata based on their Applicable Percentage of the Tranche B Commitments and the Parent Borrower shall pay compensation, if any, to the Tranche B Lenders under Section 3.05 resulting from such reallocation as if such reallocation were a prepayment.

(e) Conflicting Provisions.  This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.

2.15 Cash Collateral.

(a) Certain Credit Support Events.  At any time that a Tranche B Lender is a Defaulting Lender, within two Business Days following written notice of the Administrative Agent or a Fronting Bank, the applicable Tranche B Designated Subsidiary Borrowers shall deliver to the Administrative Agent Cash Collateral or Cash Equivalents in an amount sufficient to cover 100% of all Fronting Exposure of such Fronting Bank with respect to Tranche B Letters of Credit of such Defaulting Lender issued for the account of such Tranche B Designated Subsidiary Borrower (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained (x) in the case of funds deposited by a Borrower, in a blocked deposit or securities account at the Administrative Agent or such other financial institution as is reasonably acceptable to the Administrative Agent (each, a “Borrower L/C Collateral Account”), which shall be invested in Eligible Securities and (y) in the case of Cash Collateral provided by a Defaulting Lender, in blocked, non-interest bearing deposit accounts at the Administrative Agent.  Each Borrower under the Tranche A Commitments or the Tranche B Commitments, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Banks (with respect to Tranche B Letters of Credit, in the case of a Borrower under the Tranche B Commitments) and the Tranche A Lenders or Tranche B Lenders, as applicable, a first priority security interest in all such cash and deposit accounts and all balances in its Borrower L/C Collateral Account, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations of such Borrower under the Tranche A Commitments or the Tranche B Commitments, as applicable, to which such Cash Collateral may be applied pursuant to Section 2.15(c) and shall execute such additional documents as the Administrative Agent may reasonably request to ensure that the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Banks (with respect to Tranche B Letters of Credit, in the case of a Borrower under the Tranche B Commitments) and the Lenders under the Tranche A Commitments or the Tranche B Commitments, as applicable, has a first priority security interest in such Cash Collateral.  To the extent Cash Collateral is provided by any Defaulting Lender, such Defaulting Lender hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable Fronting Banks and the applicable Lenders, a first priority security interest in all cash, deposit accounts and all balances in such accounts, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the applicable Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Borrower shall not be released during the continuance of a Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the applicable Fronting Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender (including amounts owed in its capacity as a Participating Bank) to the Fronting Banks hereunder; third, if so determined by the Administrative Agent or requested by a Fronting Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Fronted Letter of Credit or Several Letter of Credit as

to which it is a Participating Bank; fourth, as the Parent Borrower may request (so long as no Default has occurred and is continuing), to the funding of any Loan or Cash Collateralization of any Several Letter of Credit in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans or Several Letters of Credit under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Fronting Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Fronting Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default has occurred and is continuing, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay any amount owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents thereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive a commitment fee pursuant to Section 2.08(a) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Fronted Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default has occurred and is continuing; and (ii) such reallocation shall be given effect only to the extent that the aggregate obligation of each non-Defaulting Lender to issue, acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of that Lender.

(b) Defaulting Lender Cure.  If the Parent Borrower, the Administrative Agent and the Fronting Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Conversion of Revolving Loans.

(a) Conversion to Term Loans.  The Parent Borrower shall have the right, on one occasion during the Availability Period, to convert all, or a portion of, the outstanding Revolving Loans of the Parent Borrower and/or ACUS to term loans (the “Term Loans”) in Dollars; provided that any Revolving Loans denominated in Euro or Sterling shall be (if the Parent Borrower requests to convert them into Term Loans) converted to an amount in Dollars at the Spot Rate determined on the Business Day prior to the Term Loan Conversion Date.  For the avoidance of doubt, the Term Loans shall have no scheduled amortization and all other terms, including pricing and maturity, shall be identical to the Revolving Loans (except for the ability to reborrow Loans once repaid).

(b) Notice of Conversion.  To make an election to convert under this Section 2.17 the Parent Borrower must notify the Administrative Agent in an irrevocable notice of its election to convert such Revolving Loans (a “Notice of Conversion”).  A Notice of Conversion under this Section 2.17 shall be given least five Business Days before the date of the requested conversion and shall (i) identify whether the Parent Borrower, ACUS or both will be the Borrower(s) whose Revolving Loans are to be converted to Term Loans, (ii) the amount of Revolving Loans that will be converted to Term Loans and (iii) indicate the effective date of the conversion (the “Term Loan Conversion Date”), which must be a Business Day.

ARTICLE III.                                TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of a Borrower under any Credit Document shall be made without deduction or withholding for any

Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Borrower, then the Administrative Agent or such Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.  (i) The applicable Borrower shall indemnify the applicable Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Parent Borrower by a Lender, a Fronting Bank or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, a Fronting Bank or an L/C Issuer, shall be conclusive absent manifest error.  The applicable Borrower shall indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender, a Fronting Bank or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender, Fronting Bank and L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender, Fronting Bank or L/C Issuer (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender, Fronting Bank or L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender, Fronting Bank and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, Fronting Bank or L/C Issuer, as the case may be, under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments.  Upon request by any Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  For purposes of determining withholding taxes imposed under FATCA, from and after the Effective Time, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or, if applicable, W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or, if applicable, W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or, if applicable, W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the close of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv) Any Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name on its signature page hereto or its Assignment and Assumption; and having done so, such Lender shall have complied with its obligations under this Section 3.01(e) notwithstanding any failure of the relevant Borrower to duly complete and timely file HMRC Form DTTP2 with HMRC with respect to such Lender.

(f) Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, Fronting Bank or L/C Issuer, or have any obligation to pay to any Lender, Fronting Bank or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, Fronting Bank or L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(g) Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, a Fronting Bank or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Parent Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Parent Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.  Upon any such prepayment or conversion, the Parent Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.  If the Majority Loan Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Parent Borrower and each Tranche B Lender and Term Lender.  Thereafter, the obligation of the Tranche B Lenders and Term Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Majority Loan Lenders) revokes such notice.  Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of, or conversion to or continuation of,  Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any Fronting Bank;

(ii) subject any Lender or any Fronting Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or such Fronting Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and any Excluded Tax payable by such Lender or such Fronting Bank); or

(iii) impose on any Lender or any Fronting Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Fronting Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Fronting Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Fronting Bank, the Parent Borrower will pay (or cause the applicable Designated Subsidiary Borrower to pay) to such Lender or such Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender or any Fronting Bank determines that any Change in Law affecting such Lender or such Fronting Bank or any Lending Office of such Lender or such Lender’s or such Fronting Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Fronting Bank’s capital or on the capital of such Lender’s or such Fronting Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Fronting Bank or such Lender, to a level below that which such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Fronting Bank’s policies and the policies of such Lender’s or such Fronting Bank’s holding company with respect to capital adequacy), then from time to time the Parent Borrower will pay (or cause the applicable Designated Subsidiary Borrower to pay) to such Lender or such Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender or a Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or such Fronting Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Parent Borrower shall be conclusive absent manifest error.  The Parent Borrower shall pay (or cause the applicable Designated Subsidiary Borrower to pay) such Lender or such Fronting Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender or any Fronting Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such Fronting Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or a Fronting Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender or such Fronting Bank, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Fronting Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements.  The Parent Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Parent Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses.  Upon demand of any Tranche B Lender or Term Lender (with a copy to the Administrative Agent) from time to time, the Parent Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Parent Borrower, ACUS or any other applicable Tranche B Designated Subsidiary Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Parent Borrower, ACUS or other Tranche B Designated Subsidiary Borrower, as applicable;

(c)           any failure by the Parent Borrower, ACUS or any other applicable Tranche B Designated Subsidiary Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)           any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 10.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Parent Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Parent Borrower to the Tranche B Lenders or the Term Lenders under this Section 3.05, each Tranche B Lender and each Term Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or a Borrower is required to pay any additional amount to any Lender, any Fronting Bank, or any Governmental Authority for the account of any Lender or any Fronting Bank pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such Fronting Bank shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans or Letters of Credit (or participations therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such Fronting Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such Fronting Bank, as the case may be, to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or such Fronting Bank, as the case may be.  The Parent Borrower hereby agrees to pay (or cause the applicable Designated Subsidiary Borrower to pay) all reasonable costs and expenses incurred by any Lender or any Fronting Bank in connection with any such designation or assignment.

(b) Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Parent Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Parent Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.                                CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension.  The obligation of each Fronting Bank and each Lender to make its initial Credit Extension (including its obligations under any Existing Letter of Credit) hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or sent by electronic mail (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Parent Borrower;

(ii) a Note executed by each of the Parent Borrower and ACUS in favor of each Tranche B Lender requesting a Note;

(iii) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders from (A) Cahill Gordon & Reindel LLP, special U.S. counsel to the Borrowers, (B) Conyers Dill & Pearman Limited, special Bermuda counsel to the Borrowers, (iii) Inglish and Monaco, P.C., special Missouri counsel to AIC and ASIC, (C) Reynolds Porter Chamberlain LLP, special English and Welsh counsel to Arch Europe, and (D) A&L Goodbody, special Irish counsel to AREUL;

(iv) a certificate signed by a Responsible Officer of each Borrower, and attested to by the Secretary or any Assistant Secretary of such Borrower, together with (x) copies of its Organization Documents, (y) the resolutions relating to the Credit Documents and (z) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Borrower is a party;

(v) certificates signed by a Responsible Officer of (i) the Parent Borrower and (ii) each Designated Subsidiary Borrower (A) certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied (in the case of a certificate of a Designated Subsidiary Borrower, as to itself and its Subsidiaries only) and (B) either attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Parent Borrower or such Designated Subsidiary Borrower, as applicable, and the validity against the Parent Borrower or such Designated Subsidiary Borrower, as applicable, of the Credit Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or stating that no such consents, licenses or approvals are so required; and (C) in the case of the certificate of the Parent Borrower, that there has been no event or circumstance since December 31, 2015, that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(vi) a Confirmation executed by all Borrowers (other than ASIC), substantially in the form of Exhibit J.

(b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including certificates of existence or good standing certificates, as applicable, and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

(c) Since December 31, 2015, nothing shall have occurred which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d) No actions, suits or proceedings by any entity (private or governmental) shall be pending against the Parent Borrower or any of its Subsidiaries (i) with respect to this Agreement, any other Credit Document, the Transactions or any of the transactions contemplated hereby or thereby or (ii) which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e) Each Designated Subsidiary Borrower (other than ACUS) shall have a Financial Strength Rating of at least “A-.”

(f) The Administrative Agent shall have received a letter from the Service of Process Agent indicating its consent to its appointment by the Parent Borrower and each Designated Subsidiary Borrower as their agent to receive service of process as specified in this Agreement.

(g) All loans, interest, fees and other costs and expenses due and owing under the Existing Credit Agreement through the Effective Time shall have been paid in full.

(h) Any fees required to be paid on or before the Closing Date shall have been paid.

(i) Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article V (excluding, after the Closing Date, the representations and warranties set forth in Section  5.04) or any other Credit Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.09 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension.

(c) The Administrative Agent and, if applicable, the Applicable Issuing Party, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In addition to satisfaction of the conditions in clauses (a) through (c), the obligation of each Lender to make its initial Credit Extension to ASIC is subject to the satisfaction of the conditions that:

(i) such Designated Subsidiary Borrower shall have become a party to the Security Agreement and executed and delivered a Control Agreement (or joinder thereto); and

(ii) if requested by the  Administrative Agent,  the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders, from counsel to such Designated Subsidiary Borrower and, if such counsel is not licensed to practice in New York, an opinion of New York counsel), in form and substance reasonably satisfactory to the Administrative Agent regarding the creation and perfection of the security interest in the Collateral Account subject to the Security Agreement and such Control Agreement.

(e) In addition to satisfaction of the conditions in clauses (a) through (c), the obligation of each Lender to make its initial Credit Extension to a Designated Subsidiary Borrower (other than a Subsidiary who is a Designated Subsidiary Borrower on the Closing Date) is subject to the satisfaction of the conditions that the Administrative Agent shall have received the following:

(i) a Designated Subsidiary Borrower Request and Assumption Agreement executed by such Designated Subsidiary Borrower and the Parent Borrower;

(ii) in the case of a Tranche B Designated Subsidiary Borrower, a joinder to the Security Agreement and a Control Agreement (or joinder thereto) executed by such Designated Subsidiary Borrower and an amendment to the Parent Guaranty with respect to the Obligations of such Tranche B Designated Subsidiary Borrower;

(iii) a certificate signed by a Responsible Officer of such Borrower, and attested to by the Secretary or any Assistant Secretary of such Borrower, together with (x) copies of its Organization Documents, (y) the resolutions relating to the Credit Documents and (z) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Borrower is a party and an opinion, addressed to the Administrative Agent and the Lenders, of counsel to such Borrower and, if such counsel is not licensed to practice in New York, an opinion of New York counsel, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent;

(iv) a certificate of a Responsible Officer of the Parent Borrower or such Designated Subsidiary Borrower either (A) attaching copies of all consents, licenses and approvals from a Governmental Authority required in connection with the execution, delivery and performance by such Designated Subsidiary Borrower and the validity against such Designated Subsidiary Borrower of the Credit Documents to which it is a party and confirming that such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(v) such corporate documents and other information as the Administrative Agent (or any Lender through the Administrative Agent) shall reasonably request for purposes of the Act and/or such Lender’s “know your customer” requirements; and

(vi) if such Designated Subsidiary Borrower is a Foreign Obligor, no Lender shall be subject to any legal or regulatory requirement to be licensed to do business in the jurisdiction in which such Designated Subsidiary Borrower is organized in order to make Credit Extensions to such Designated Subsidiary Borrower or shall be otherwise prohibited from extending credit to such Designated Subsidiary Borrower.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.                                REPRESENTATIONS AND WARRANTIES

Each Borrower (solely as to itself and its Subsidiaries) represents and warrants to the Lenders that:

5.01 Corporate Status.  Each Loan Party and each of its Subsidiaries (i) is a duly organized and validly existing corporation or business trust or other entity under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) where the concept is applicable, is in good standing under the laws of the jurisdiction of its organization and has been duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the case of this clause (ii), where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.02 Corporate Power and Authority.  Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents.  Each Loan Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

5.03 No Contravention of Laws, Agreements or Organization Documents.  Neither the execution, delivery and performance by any Loan Party of this Agreement or the other Credit Documents to which it is a party nor compliance with the terms and provisions hereof or thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party or any of its Subsidiaries pursuant to the terms of, any material indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which such Loan Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Organization Documents of any Loan Party or any of its Subsidiaries.

5.04 Litigation.  There are no actions, suits or proceedings pending or threatened in writing involving any Borrower or any of its Subsidiaries (including, without limitation, with respect to this Agreement or any other Credit Document) that have had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.05 Use of Proceeds; Margin Regulations.

(a) Letters of Credit shall be utilized for the Parent Borrower’s and its Subsidiaries’ general corporate purposes.  Proceeds of Loans shall be utilized for the Parent Borrower’s and its Subsidiaries’ general corporate and working capital requirements, including but not limited to, capital infusions to Subsidiaries of the Parent Borrower, acquisitions and the repurchase of common shares of the Parent Borrower. For the avoidance of doubt, the parties agree that any Loan Party may apply for a Letter of Credit hereunder to support the obligations of any Affiliate of the Parent Borrower, it being understood that such Loan Party shall nonetheless remain the account party and as such be liable with respect to such Letter of Credit.

(b) Neither the making of any Loan hereunder, the issuance of any Letter of Credit nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the FRB and no part of the proceeds of any Credit Extension will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

5.06 Approvals.  Any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document, has been obtained.

5.07 Investment Company Act.  No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

5.08 True and Complete Disclosure.  All factual written information, other than information of a general economic or general industry nature, heretofore or contemporaneously furnished by the Parent Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in writing (including, without limitation, all written information contained in the Credit Documents) for purposes of or in connection with this Agreement or any other Credit Document (taken as a whole) is, and all other factual written information (taken as a whole with all other such information theretofore or contemporaneously furnished) hereafter furnished by any such Persons in writing to the Administrative Agent for purposes of or in connection with this Agreement or any other Credit Document will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole with all other such information theretofore or contemporaneously furnished) not misleading at such time in light of the circumstances under which such information was provided.

5.09 Financial Condition; Financial Statements.

(a) (i) The consolidated balance sheet of the Parent Borrower and its Subsidiaries for the fiscal year ended December 31, 2015 and the related consolidated statements of income, shareholders’ equity and cash flows, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Lenders, and (ii) the unaudited consolidated balance sheet of the Parent Borrower and its Subsidiaries for the six months ended June 30, 2016 and the related consolidated statements of income, shareholders’ equity and cash flows, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in each case in conformity with GAAP, consistently applied, the consolidated financial position of the Parent Borrower and its Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated (subject, in the case of the financial statements referred to in clause (ii), to normal year-end audit adjustments and the absence of full footnote disclosure).

(b) The summary unaudited consolidated balance sheet of ARL and its Subsidiaries for the fiscal year ended December 31, 2015 and the related consolidated statement of income, copies of which have been delivered to each of the Lenders, and the summary unaudited consolidated balance sheet of ARL and its Subsidiaries for the six months ended June 30, 2016 and the related consolidated statement of income, copies of which have been delivered to each of the Lenders, fairly present in all material respects, the consolidated financial position of ARL and its Subsidiaries as of such dates and their consolidated results of operations for such periods stated (subject, in the case of the aforementioned quarterly financial statements, to normal year-end audit adjustments and the absence of full footnote disclosure).

(c) The Statutory Statements of each Designated Subsidiary Borrower (x) the fiscal year ended December 31, 2015 and (y) the six months ended June 30, 2016 (other than ARL, AREUL and Arch Europe), copies of which have been delivered to each of the Lenders, fairly present in all material respects the financial position of such Designated Subsidiary Borrower as of such dates and results of operations for such periods stated.

5.10 Tax Returns and Payments.  The Parent Borrower and its Subsidiaries (i) have timely filed or caused to be timely filed with the appropriate taxing authority (taking into account any applicable extension within which to file) all material income and other material Tax returns (including any statements, forms and reports), domestic and foreign, required to be filed by the Parent Borrower and its Subsidiaries, and (ii) have timely paid or caused to have timely paid all material Taxes payable by them which have become due and assessments which have become due, except for those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP.  There is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Parent Borrower and its Subsidiaries, proposed or threatened by any authority regarding any income Taxes or any other Taxes relating to the Parent Borrower or any of its Subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Parent Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Parent Borrower or any of its Subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No tax Liens have been filed and no claims are pending or, to the best knowledge of the Parent Borrower or any of its Subsidiaries, proposed or threatened with respect to any taxes, fees or other charges for any taxable period that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.11 Compliance with ERISA.

(a) Except as would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, the Parent Borrower and its Subsidiaries and ERISA Affiliates (i)  have not failed to satisfy the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each Plan and have maintained each Plan in compliance with the applicable provisions of ERISA and the Code, and (ii) have not incurred, or reasonably expect to incur, any liability to the PBGC or any Plan or Multiemployer Plan (other than to pay PBGC premiums or to make contributions in the ordinary course of business).

(b) Except as would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made and (iii) neither the Parent Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.

5.12 Subsidiaries.  Set forth on Schedule 5.12 is a complete and correct list of all of the Subsidiaries of the Parent Borrower as of the Closing Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding direct ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests.  Except as disclosed on Schedule 5.12, as of the Closing Date, each of the Parent Borrower and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on Schedule 5.12.

5.13 Compliance with Statutes, Etc.  The Parent Borrower and each of its Subsidiaries are in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, and have filed or otherwise provided all material reports, data, registrations, filings, applications and other information required to be filed with or otherwise provided to, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws), except where the failure to comply or file or otherwise provide would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  All required regulatory approvals are in full force and effect on the date hereof, except where the failure of such approvals to be in full force and effect would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.14 Insurance Licenses.  There is (i) no Insurance License that is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation threatened by any Applicable Insurance Regulatory Authority, that, in each instance under (i), (ii) and (iii) above, has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No Regulated Insurance Company transacts any insurance business, directly or indirectly, in any jurisdiction where such business requires any Insurance License of an Applicable Insurance Regulatory Authority or such jurisdiction except where the failure to have any such license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.15 Security Documents.  The Security Documents create, as security for the Tranche A L/C Obligations of each Designated Subsidiary Borrower, valid and enforceable security interests in and Liens on all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens (other than inchoate tax Liens and Liens in favor of financial institutions permitted under any Control Agreement).  As of the date hereof, no filings or recordings are required in order to ensure the enforceability, perfection or priority of the security interests created under the Security Documents, except for filings or recordings which have been previously made.

5.16 No Section 32 Direction.  As of the date hereof, ARL has not received any direction or other notification from the Bermuda Monetary Authority pursuant to Section 32 of the Insurance Act 1978 of Bermuda.

5.17 Taxpayer Identification Number.  The Parent Borrower’s true and correct employer  identification number is set forth on Schedule 10.02.

5.18 Representations as to Foreign Jurisdiction Matters.  Each Foreign Obligor represents and warrants (solely as to itself) to the Administrative Agent and the Lenders that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Credit Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability or admissibility in evidence of the Applicable Foreign Obligor Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization that has been made and is in full force and effect, or is not required to be made until such Applicable Foreign Obligor Documents are sought to be enforced and (ii) any charge or tax that has been timely paid by or on behalf of such Foreign Obligor.

(c) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is incorporated or organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.19 Sanctioned Person.

(a) No Loan Party nor any of its Subsidiaries, nor, to the knowledge of any Loan Party or any of its Subsidiaries, their respective directors, officers, employees or any agent or Affiliate thereof, (a) is an individual or entity that, or is owned or controlled by any individual or entity that, is (i) a person on the list of “Specially Designated Nationals and Blocked Persons” or any other sanctions list maintained by OFAC, the European Union or Her Majesty’s Treasury, (ii) the subject or target of any Sanctions or (iii) located or organized in a Designated Jurisdiction, or (b) has received written notice of any action, suit or proceeding or accusation of wrongdoing against such Loan Party or any of its Subsidiaries from an applicable Governmental Authority with respect to Sanctions.

(b) No Loan Party will directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person, in any Designated Jurisdiction in violation of applicable Law or in any other manner, in each case, that will result in a violation of Sanctions by any party hereto.

5.20 USA PATRIOT Act and Other Regulations.

(a) Each Loan Party and each of its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the Act.

(b) No part of the proceeds of the Loans will be used by any Loan Party or any of its Subsidiaries, directly or, to its knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or the Bribery Act 2010 (United Kingdom).

5.21 EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

ARTICLE VI.                                AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated, no Loans or Letters of Credit are outstanding, and the principal of and interest on each Loan, all Unreimbursed Amounts and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees (solely as to itself and its Subsidiaries) with the Lenders that:

6.01 Information Covenants.  The Parent Borrower will furnish to the Administrative Agent (for distribution to each Lender):

(a) Annual Financial Statements.  (i)  As soon as available and in any event within 100 days after the close of each fiscal year of the Parent Borrower, the consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing selected by the Parent Borrower (which report shall not contain a “going concern” or like qualification or exception or any qualification or limitation as to the scope of such audit), which report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Parent Borrower and its Subsidiaries as at the dates indicated and their consolidated results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

(ii) As soon as available and in any event within 120 days after the close of each fiscal year of ARL, the consolidated balance sheet of ARL and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity and cash flows of ARL and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing selected by ARL(which report shall not contain a “going concern” or like qualification or exception or any qualification or limitation as to the scope of such audit), which report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of ARL and its Subsidiaries as at the dates indicated and their consolidated results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

(iii) As soon as available and in any event within 90 days after the close of each fiscal year of each Designated Subsidiary Borrower (or, in the case of ARL, AREUL and Arch Europe, such later dates as may be required by the Insurance Act 1978 of Bermuda and the Companies Act 1985 (as amended) and the United Kingdom, respectively) other than ACUS, the Statutory Statements for each such Designated Subsidiary Borrower for such fiscal year.

(b) Quarterly Financial Statements.  (i) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Parent Borrower, consolidated balance sheets of the Parent Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Borrower and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Parent Borrower as presenting fairly in all material respects, in accordance with GAAP (except as specifically set forth therein; provided any exceptions or qualifications thereto must be acceptable to the Administrative Agent) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure.

(ii) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of ARL, consolidated balance sheets of ARL and its Subsidiaries as at the end of such period and the related consolidated statements of income of ARL and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of ARL as presenting fairly in all material respects, in accordance with GAAP (except as specifically set forth therein; provided any exceptions or qualifications thereto must be acceptable to the Administrative Agent) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure.

(iii) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of each Designated Subsidiary Borrower (other than ACUS) that is required to produce quarterly Statutory Statements, such Statutory Statements.  As of the Closing Date, ARL and Arch Europe are not required to deliver quarterly Statutory Statements.

(c) Officer’s Certificates.  At the time of the delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b), a Compliance Certificate.

(d) Notice of Default or Litigation.  (x) Within five Business Days after any Responsible Officer of a Borrower obtains knowledge of the occurrence of any Default and/or any event or condition constituting, or which would reasonably be expected to have, a Material Adverse Effect, a certificate of a Financial Officer of such Borrower setting forth the details thereof and the actions which such Borrower (or the Parent Borrower or any of its Subsidiaries) is taking or proposes to take with respect thereto and (y) promptly after any Responsible Officer of a Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against any Borrower and/or any Subsidiary which claim would reasonably be expected to have a Material Adverse Effect.

(e) Change in Debt Rating.  Promptly but in any event within one Business Day after notice of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating.

(f) Other Statements and Reports.  Promptly upon the mailing thereof to the security holders of the Parent Borrower generally, copies of all financial statements, reports and proxy statements so mailed (unless same is publicly available via the SEC’s “EDGAR” filing system).

(g) SEC Filings.  Promptly upon the filing thereof copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent Borrower shall have filed with the SEC or any national securities exchange (unless same is publicly available via the SEC’s “EDGAR” filing system) or (ii) written notification of the filing of a Form 10-Q or Form 10-K with the SEC.

(h) Insurance Reports and Filings.

(i) Promptly after the filing thereof, a copy of each Statutory Statement filed by each Regulated Insurance Company that is a Borrower.

(ii) As soon as available and in any event within 120 days after the end of each fiscal year of the Parent Borrower (but subject to the consent of the actuarial consulting firm referred to below), a report by an independent actuarial consulting firm of recognized national standing reviewing the adequacy of loss and loss adjustment expense reserves as at the end of the last fiscal year of the Parent Borrower and its Subsidiaries on a consolidated basis, determined in accordance with SAP and stating that the Regulated Insurance Companies have maintained adequate reserves, it being agreed that in each case such independent firm will be provided access to or copies of all relevant valuations relating to the insurance business of each such Regulated Insurance Company in the possession of or available to the Parent Borrower or its Subsidiaries.

(iii) Promptly following notification thereof from a Governmental Authority, notification of the suspension, limitation, termination or non-renewal of, or the taking of any other materially adverse action in respect of, any Insurance License.

(i) Borrowing Base Certificate.  No later than the tenth Business Day of each month, a Borrowing Base Certificate from each Designated Subsidiary Borrower for whose account a Tranche A Letter of Credit has been issued as of the last day of the immediately preceding month, executed by an Responsible Officer of such Designated Subsidiary Borrower.  In the event that any Borrowing Base Certificate reflects a Borrowing Base deficiency for any Designated Subsidiary Borrower for whose account a Tranche A Letter of Credit has been issued, on the date such Borrowing Base deficiency is cured, such Designated Subsidiary Borrower shall issue a revised Borrowing Base Certificate reflecting such cure.

(j) Section 32 Direction.  Promptly following receipt thereof by ARL, notice of any direction or other notification received by ARL from the Bermuda Monetary Authority pursuant to Section 32 of the Insurance Act 1978 of Bermuda.

(k) Other Information.  With reasonable promptness, such other information or existing documents (financial or otherwise) as the Administrative Agent or any Lender may reasonably request from time to time.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c), (g) (to the extent any such documents are included in materials otherwise filed with the SEC) and (h) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and, if requested, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the Fronting Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar, or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Fronting Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  For the avoidance of doubt, no Borrower shall be required to mark any documents “PUBLIC.”

6.02 Books, Records and Inspections.  Each Borrower will (i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP or SAP, as applicable, shall be made of all dealings and transactions in relation to its business and activities; and (ii) subject to binding contractual confidentiality obligations of such Borrower and its Subsidiaries to third parties and to Section 10.7, permit, and will cause each of its Subsidiaries to permit, representatives of any Lender (at such Lender’s expense prior to the occurrence of an Event of Default and at such Borrower’s expense after an Event of Default has occurred and is continuing) to visit and inspect any of their respective properties, to examine their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, in each case at such reasonable times as may be desired; provided that such visitations shall be limited to once per calendar year unless an Event of Default has occurred and is continuing.  Each Borrower agrees to cooperate and assist in such visits and inspections.

6.03 Insurance.  Each Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of such Borrower or in the Subsidiary’s own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

6.04 Payment of Taxes.  Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case, on a timely basis prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of such Borrower or any of its Subsidiaries; provided that neither any Borrower nor any Subsidiary of any Borrower shall be required to pay any such tax, assessment, charge, levy or claim so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

6.05 Maintenance of Existence.  Each Borrower will maintain, and will cause each of its Subsidiaries to maintain, its existence; provided that a Borrower shall not be required to maintain the existence of any of its Subsidiaries (other than each Borrower the existence of which will be maintained at all times) if such Borrower shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of such Borrower and its Subsidiaries taken as a whole.  Each Borrower will qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction where such Borrower or such Subsidiary, as the case may be, is required to be qualified, except in those jurisdictions in which the failure to receive or retain such qualifications would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.06 Compliance with Statutes, Etc.  Each Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.07 ERISA.  Promptly after the Parent Borrower or any of its Subsidiaries knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan or Foreign Pension Plan has occurred or exists, the Parent Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of the Parent Borrower setting forth details respecting such event or condition and the action if any, that the Parent Borrower, such Subsidiary or ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC or an applicable foreign governmental agency by the Parent Borrower, such Subsidiary or ERISA Affiliate with respect to such event or condition):

(i) any Reportable Event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan which would reasonably be expected to result in a liability to the Parent Borrower or any of its Subsidiaries in excess of $5,000,000, other than events for which the 30 day notice period has been waived;

(ii) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan under a distress termination or the distress termination of any Plan which, in either case, would reasonably be expected to result in a liability to the Parent Borrower or any of its Subsidiaries in excess of $5,000,000;

(iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan which would reasonably be expected to result in a liability to the Parent Borrower or any of its Subsidiaries in excess of $5,000,000;

(iv) the receipt by the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates of notice from a Multiemployer Plan that the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates has incurred withdrawal liability under Section 4201 of ERISA in excess of $5,000,000 or that such Multiemployer Plan is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA whereby a deficiency or additional assessment is levied or threatened to be levied in excess of $5,000,000 against the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates;

(v) the institution of a proceeding by a fiduciary of any Plan or Multiemployer Plan against the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates to enforce Section 515 or 4219(c)(5) of ERISA asserting liability in excess of $5,000,000, which proceeding is not dismissed within 30 days; and

(vi) that any material contribution required to be made with respect to a Foreign Pension Plan has not been timely made, or that any Borrower or any Subsidiary of such Borrower may incur any material liability pursuant to any Foreign Pension Plan (other than to make contributions in the ordinary course of business).

6.08 Maintenance of Licenses and Permits.  Each Borrower will, and will cause each of its Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality, except where failure to maintain the same would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.09 Financial Strength Ratings.  Each Designated Subsidiary Borrower (other than ACUS and any such Borrower whose principal business is mortgage insurance) will maintain at all times a Financial Strength Rating of at least “B++” by A.M. Best Company, Inc. or “BBB+” from S&P; provided that any Designated Subsidiary Borrower that is a Regulated Insurance Company acquired or created after the Closing Date shall not be required to comply with this Section 6.09 until the date occurring 180 days after the date of such acquisition or creation.

6.10 End of Fiscal Years; Fiscal Quarters.  Each Borrower will cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates which are consistent with a fiscal year end as described above, provided that the Borrowers shall not be required to comply with the foregoing with respect to any Subsidiary of any Borrower acquired after the Closing Date having a fiscal year ending on a date other than December 31 at the time of such acquisition.

6.11 Further Assurances.

(a) Each Borrower shall promptly and duly execute and deliver to the Administrative Agent such documents and assurances and take such further action as the Administrative Agent may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Security Documents and to establish, protect and perfect the rights and remedies created or intended to be created in favor of the Administrative Agent, the Administrative Agent or the Lenders pursuant to the Security Documents.

(i) In the event that a Subsidiary (other than ACUS) is an obligor under any Additional Financing Agreement, such Subsidiary (the “Specified Subsidiary”) will promptly (x) execute and deliver to the Administrative Agent the Subsidiary Guaranty and, to the extent not previously delivered hereunder,  all documents as shall reasonably demonstrate the existence of such Specified Subsidiary, the corporate power and authority of such Specified Subsidiary to enter into, and the validity with respect to the Specified Subsidiary of, the Subsidiary Guaranty and the incumbency of officers executing the Subsidiary Guaranty (including an opinion, addressed to the Administrative Agent and the Lenders, of counsel to the Specified Subsidiary and, if such counsel is not licensed to practice in New York, an opinion of New York counsel), in form and substance reasonably satisfactory to the Administrative Agent and (y) deliver such corporate documents and other information as the Administrative Agent (or any Lender through the Administrative Agent) shall reasonably request for purposes of the Act and/or such Lender’s “know your customer” requirements.

(b) The Specified Subsidiary will, at the request of the Parent Borrower, be released from the Subsidiary Guaranty if no Default has occurred and is continuing or would result therefrom and:

(i) the Specified Subsidiary is no longer an obligor under any Additional Financing Agreement, or

(ii) either (A) the aggregate principal amount of all other Indebtedness of the Specified Subsidiary is less than $150,000,000 or (B) the Parent Borrower, directly or indirectly, owns less than 81% of the Specified Subsidiary.

ARTICLE VII.                                NEGATIVE COVENANTS

Until the Commitments have expired or terminated, no Loans or Letters of Credit are outstanding, and the principal of and interest on each Loan, all Unreimbursed Amounts and all fees payable hereunder have been paid in full, each Borrower covenants and agrees (solely as to itself and its Subsidiaries) with the Lenders that:

7.01 Changes in Business and Investments.  No Borrower will, nor will it permit any of its Subsidiaries to, engage (directly or indirectly) in any material business other than businesses in which they are engaged on the Closing Date and reasonable extensions thereof and other businesses that are complementary or reasonably related thereto.

7.02 Consolidations, Mergers, Sales of Assets and Acquisitions.

(a) No Borrower will, and will not permit any of its Subsidiaries to, consolidate, amalgamate or merge (collectively, “Merge”) with or into any other Person; provided that:

(i) the Parent Borrower may Merge with another Person if (x) no Default shall have occurred and be continuing or shall result therefrom and (y) the Parent Borrower survives such Merger;

(ii) any Designated Subsidiary Borrower may Merge with another Person if (x) no Default shall have occurred and be continuing or shall result therefrom and (y) either (A) a Borrower survives such Merger or (B) if a Borrower does not survive such Merger, (1) such  Designated Subsidiary Borrower was a Tranche B Designated Subsidiary Borrower whose Obligations were guaranteed by the Parent Borrower, (2) such Person shall assume the obligations of such Designated Subsidiary Borrower under the Credit Documents pursuant to an instrument reasonably satisfactory to the Administrative Agent, (3) the Administrative Agent shall have received such documents, certificates and opinions reasonably acceptable to it in connection with such assumption, and the Administrative Agent and the Tranche B Lenders shall have received all documentation and other information with respect to such surviving Person that the Administrative Agent and Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations and (4) the Administrative Agent shall not have reasonably determined that such Person being a Designated Subsidiary Borrower would (I) violate any applicable Law or (II) have any material adverse effect on the Tranche B Lenders;

(iii) any Subsidiary of the Parent Borrower that is not a Designated Subsidiary Borrower may Merge with any other Subsidiary of the Parent Borrower that is not a Designated Subsidiary Borrower; and

(iv) any Subsidiary of the Parent Borrower that is not a Designated Subsidiary Borrower may Merge with any other Person in connection with a Disposition permitted by Section 7.02(b).

For the avoidance of doubt, in the case of an amalgamation, the amalgamated Person shall be deemed the surviving Person.

(b) No Borrower will, nor will it permit any of its Subsidiaries (other than an Insignificant Subsidiary) to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 7.02(b) as a “Disposition” and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

(i) any Disposition of used, worn out, obsolete or surplus property of the Parent Borrower or any Subsidiary in the ordinary course of business;

(ii) the license (as licensor) of intellectual property so long as such license does not materially interfere with the business of the Parent Borrower or any of its Subsidiaries;

(iii) (x) the Disposition of cash, cash equivalents and investment securities and (y) any Disposition of investments in the investment portfolios of the Parent Borrower or any of its subsidiaries;

(iv) the release, surrender or waiver of contract, tort or other claims of any kind as a result of the settlement of any litigation or threatened litigation;

(v) the granting or existence of Liens (and foreclosure thereon) not prohibited by this Agreement;

(vi) the lease or sublease of real property so long as such lease or sublease does not materially interfere with the business of the Parent Borrower or any of its Subsidiaries;

(vii) Dividends not prohibited by Section 7.06;

(viii) any ceding of insurance or reinsurance in the ordinary course of business;

(ix) any Disposition by the Parent Borrower set forth on Schedule 7.02(b);

(x) Dispositions, in any single transaction or series of related transactions, of properties or assets having an aggregate fair value (as determined in good faith by the board of directors of the Parent Borrower) of less than $10,000,000;

(xi) Dispositions by the Parent Borrower or any of its Subsidiaries (other than ARL and ARC) of any of their respective properties or assets to the Parent Borrower or to any Wholly-Owned Subsidiary of the Parent Borrower; and

(xii) other Dispositions (x) provided that such sale does not constitute all or substantially all of the assets of ARC and/or ARL and (y) to the extent that the fair market value of the assets the subject thereof (as determined in good faith by the board of directors or senior management of the Parent Borrower), when added to the fair market value of the assets the subject of any such other Disposition or Dispositions permitted by this clause (xii) previously consummated during the same fiscal year of the Parent Borrower (as determined in good faith by the board of directors or senior management of the Parent Borrower), does not constitute more than 20% of the consolidated assets of the Parent Borrower and its Subsidiaries as of the last day of the most recently ended fiscal year of the Parent Borrower.

(c) Other than the acquisition to be consummated pursuant to the Stock Purchase Agreement between the Parent Borrower and American International Group, no Borrower will, nor will it permit any of its Subsidiaries to, acquire all or substantially all of the capital stock or assets of another Person unless at such time and immediately after giving effect thereto no Default has occurred and is continuing or would result therefrom.

7.03 Liens.  No Borrower will, nor will it permit any of its Subsidiaries to, permit, create, assume, incur or suffer to exist any Lien on any asset, tangible or intangible, now owned or hereafter acquired by it, except:

(a) Liens created pursuant to the Credit Documents;

(b) Liens existing on the Closing Date and listed on Schedule 7.03;

(c) Liens securing repurchase agreements constituting a borrowing of funds by the Parent Borrower or any Subsidiary of the Parent Borrower in the ordinary course of business for liquidity purposes and in no event for a period exceeding 90 days in each case;

(d) Liens on assets of any Subsidiary of the Parent Borrower arising pursuant to purchase money mortgages, capital leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) securing Indebtedness of the type described in clause (e) of the definition of “Permitted Subsidiary Indebtedness”;

(e) Liens (x) on any asset of any Person existing at the time such Person is merged or consolidated with or into the Parent Borrower or any of its Subsidiaries and not created in contemplation of such event or (y) securing Acquired Indebtedness so long as such Lien existed prior to the contemplated acquisition, was not created in contemplation of such acquisition and only relates to assets of the Person so acquired;

(f) Liens securing obligations owed by the Parent Borrower to any of its Subsidiaries or owed by any Subsidiary of the Parent Borrower to the Parent Borrower or any other Subsidiary of the Parent Borrower, in each case solely to the extent that such Liens are required by an Applicable Insurance Regulatory Authority for such Person to maintain such obligations;

(g) Liens securing insurance obligations of Subsidiaries of the Parent Borrower owed by any Subsidiary of the Parent Borrower to the Parent Borrower or any other Subsidiary of the Parent Borrower, in each case solely to the extent that such Liens are required or requested by ratings agencies, clients or brokers for such Person to maintain such insurance obligations;

(h) Liens on investments and cash balances of any Regulated Insurance Company securing obligations of such Regulated Insurance Company in respect of trust or similar arrangements formed, letters of credit issued, funds withheld or balances established, in each case, in the ordinary course of business for the benefit of cedents to secure reinsurance recoverables owed to them by such Regulated Insurance Company;

(i) inchoate Liens for Taxes, assessments or governmental charges or levies not yet due or Liens for Taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(j) Liens in respect of property or assets of the Parent Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Parent Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Parent Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(k) Licenses, sublicenses, leases, or subleases granted to other Persons not materially interfering with the conduct of the business of the Parent Borrower or any of its Subsidiaries;

(l) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Parent Borrower or any of its Subsidiaries;

(m) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 8.01(g);

(n) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money);

(o) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Parent Borrower or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained;

(p) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the clauses of this Section 7.03, provided that such Indebtedness is not increased (except to pay premiums, accrued interest and expenses incurred in such refinancing) and is not secured by any additional assets;

(q) Liens in respect of property or assets of any Subsidiary of the Parent Borrower securing Indebtedness of the type described in clauses (c) and (j) of the definition of “Permitted Subsidiary Indebtedness” provided the termination amount or the amount(s) determined as the mark-to-market value(s) for such Indebtedness does not exceed $500,000,000;

(r) Liens in respect of property or assets of any Subsidiary of the Parent Borrower securing Indebtedness of the type described in clauses (d), (f) and (l) of the definition of “Permitted Subsidiary Indebtedness”;

(s) Liens in respect of property or assets of any Subsidiary of the Parent Borrower securing Indebtedness of the type described in clause (i) of the definition of “Permitted Subsidiary Indebtedness”; provided that the aggregate principal amount of the Indebtedness secured by such Liens shall not, when added to the aggregate principal amount of all outstanding obligations of the Parent Borrower secured by Liens incurred pursuant to Section 7.03(t) exceed at any time 10% of Consolidated Net Worth of the Parent Borrower at the time of incurrence of any new Liens permitted by  this clause (s);

(t) Liens arising in connection with securities lending arrangements entered into by the Parent Borrower or any of its Subsidiaries with financial institutions in the ordinary course of business so long as any securities subject to any such securities lending arrangement do not constitute collateral under any Security Document;

(u) Liens on cash and securities (other than Equity Interests of the Parent Borrower or any of its Subsidiaries or any Collateral) securing Permitted L/C Facilities; and

(v) in addition to the Liens described in clauses (a) through (u) above, Liens securing obligations of the Parent Borrower or any of its Subsidiaries; provided that the aggregate principal amount of the obligations secured by such Liens shall not exceed at any time 10% of Consolidated Net Worth of the Parent Borrower at the time of incurrence of any Liens permitted by this clause (v).

7.04 Indebtedness.  The Parent Borrower will not permit any of its Subsidiaries (other than (x) ACUS and (y) the Specified Subsidiary, if any, so long as the Subsidiary Guaranty is in effect) to create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for (i) the Obligations, (ii) Indebtedness under the Permitted L/C Facilities and (iii) Permitted Subsidiary Indebtedness.

7.05 Dissolution.  No Borrower will, nor will it permit any of its Subsidiaries that is a Borrower to, suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 7.02.

7.06 Restricted Payments.  The Parent Borrower will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Parent Borrower or to sell any Equity Interest therein (each of the foregoing a “Dividend” and, collectively, “Dividends”) unless no Default shall have occurred and be continuing at the time of such Dividend or would result therefrom, except that the Parent Borrower and its Subsidiaries may declare and pay cash Dividends with respect to any Preferred Security issued by the Parent Borrower or any of its Subsidiaries, if, at the time of and after giving effect to such dividend, no Default under Sections 8.01(a), 8.01(d)(i)(x), 8.01(d)(ii) or 8.01(e) shall have occurred and be continuing.

7.07 Transactions with Affiliates.  No Borrower will, nor will it permit any of its Subsidiaries to, enter into or be a party to a transaction with any Affiliate of such Borrower or such Subsidiary (which Affiliate is not the Parent Borrower or a Subsidiary), except (i) transactions with Affiliates on terms (x) no less favorable to the Parent Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person or (y) approved by a majority of the disinterested members of the board of directors of the Parent Borrower, (ii) transactions and payments pursuant to agreements and arrangements disclosed in, or listed as an exhibit to, the Parent Borrower’s annual report on Form 10-K filed with the SEC on February 26, 2016 or any subsequent other filing with the SEC through the Closing Date or any such agreement or arrangement as thereafter amended, extended or replaced on terms that are, in the aggregate, no less favorable to the Parent Borrower and its Subsidiaries than the terms of such agreement on the Closing Date, as the case may be, (iii) Dividends not prohibited by Section 7.06, (iv) fees and compensation paid to and indemnities provided on behalf of officers and directors of the Parent Borrower or any of its Subsidiaries as reasonably determined in good faith by the board of directors or senior management of Parent Borrower and (v) the issuance of common stock of the Parent Borrower.

7.08 Maximum Parent Borrower Leverage Ratio.  The Parent Borrower will not permit the Parent Borrower Leverage Ratio on the last day of any fiscal quarter or fiscal year of the Parent Borrower to be greater than 0.35:1.00.

7.09 Minimum Consolidated Tangible Net Worth.  So long as the Tranche B Commitments are in effect or any portion of the Term Loans are outstanding:

(a) The Parent Borrower will not permit its Consolidated Tangible Net Worth at any time to be less than, the sum of (i) $4,469,175,000 plus (ii) 25% of its quarterly Consolidated Net Income (if positive) for each fiscal quarter ending after June 30, 2016 plus (iii) 25% of the aggregate Net Cash Proceeds received from any issuance of common stock or Preferred Securities of the Parent Borrower (other than (x) the Acquisition Equity Interests and (y) Preferred Securities the proceeds of which fund the repurchase or redemption of Preferred Securities, which repurchased or redeemed Preferred Securities are therefore excluded from the calculation of clause (v) below) consummated on or after the Closing Date, plus (iv) with respect to the Acquisition Equity Interests, 70% of the book value (at the date of issuance) of such Acquisition Equity Interests, minus (v) 70% of up to $750,000,000 of the aggregate book value (at the date of issuance) of Preferred Securities of the Parent Borrower that are repurchased or redeemed by the Parent Borrower or any of its Subsidiaries (other than Preferred Securities the repurchase or redemption of which is funded by the proceeds of the issuance of Preferred Securities after the Closing Date) after the Closing Date.

(b) Neither ARC nor ARL will permit its respective Consolidated Tangible Net Worth at any time to be less than (A) in the case of ARC, (i) $1,021,643,000 plus (ii) 25% of its quarterly Consolidated Net Income (if positive) for each fiscal quarter ending after June 30, 2016; and (B) in the case of ARL, (i) $4,689,818,000 plus (ii) 25% of its quarterly Consolidated Net Income (if positive) for each fiscal quarter ending after June 30, 2016.

7.10 Limitation on Certain Restrictions on Subsidiaries.  No Borrower will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by such Borrower or any of its Subsidiaries, or pay any Indebtedness owed to such Borrower or any of its Subsidiaries, (b) make loans or advances to such Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to such Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable Law, (ii) the Permitted L/C Facilities (and any replacements, renewals and extensions thereof and any successor facilities, provided that the encumbrances and restrictions contained in any such replacements, renewals or extensions or any such successor facilities are not materially more disadvantageous to the

Lenders than is customary in comparable financings and such encumbrances and restrictions will not materially affect any Borrower’s ability to make principal or interest payments on the Loans or to reimburse Unreimbursed Amounts and do not restrict the ability to grant any Lien contemplated or required by this Agreement), (iii) the Existing Senior Notes (and any additional issuances of notes, provided that the encumbrances and restrictions contained in any such additional notes shall not be materially more disadvantageous to the Lenders than is customary in comparable financings and such encumbrances and restrictions will not materially affect any Borrower’s ability to make principal or interest payments on the Loans or to reimburse Unreimbursed Amounts and do not restrict the ability to grant any Lien contemplated or required by this Agreement), (iv) this Agreement and the other Credit Documents, (v) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of such Borrower or any of its Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement (in which such Borrower or any of its Subsidiaries is the licensee) or other contract (including leases) entered into by such Borrower or any of its Subsidiaries in the ordinary course of business, (vii) restrictions on the transfer of any asset pending the close of the sale of such asset, (viii) restrictions on the transfer of any asset subject to a Lien permitted by Section 7.03, (ix) agreements entered into by a Regulated Insurance Company with an Applicable Insurance Regulatory Authority or ratings agency in the ordinary course of business, (x) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (xi) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xiii)  an agreement or instrument relating to any Permitted Subsidiary Indebtedness of the type described in clause (e), (h), (i) or (k) of the definition thereof if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (including pursuant to any Guarantee) and such encumbrance or restriction will not materially affect any Loan Party’s ability to make principal or interest payments on the Loans or to pay Reimbursement Obligations and (xiv) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clause (x) above, provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions that those prior to such amendment or refinancing.

7.11 Private Act.  No Borrower will become subject to a Private Act.

7.12 Sanctions.  No Borrower will, nor will it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, for the purpose of  funding any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, would result in a violation of Sanctions by such person, or in any other manner that will result in a violation by any individual or entity participating in the Transactions (including as Lender, Arranger, Administrative Agent, L/C Administrator, Fronting Bank or otherwise) of Sanctions.

7.13 Anti-Corruption Laws. To its knowledge, no Borrower will, nor will it permit any of its Subsidiaries to, directly or indirectly use the proceeds of any Credit Extension for any purpose which would result in a material violation of the FCPA, the UK Bribery Act 2010, or other similar applicable legislation in other jurisdictions.

ARTICLE VIII.                                EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.  Any of the following shall constitute an Event of Default:

(a) Payments.  Any Borrower shall (i) default in the payment when due of any principal of any Loan or any reimbursement obligation in respect of any L/C Borrowing, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on any Loan or L/C Borrowing or any fees payable pursuant to the Credit Documents or (iii) default in the prompt payment following notice or demand in respect of any other amounts owing hereunder or under any other Credit Document; or

(b) Representations, Etc.  Any representation, warranty or material statement made or deemed made pursuant to the last sentence of Section 5.02 by any Borrower herein or in any other Credit Document or in any certificate or material statement delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c) Covenants.  (A) Any Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 2.04, Section 6.01(d) (solely with respect to any notice of Default), 6.02(ii), 6.05 (but only with respect to the legal existence of each Borrower), 6.09 or Article VII, or (B) any Loan Party shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01(a) or 8.01 (c)(A)) contained in this Agreement or any other Credit Document to which it is a party and such default shall continue unremedied for a period of 30 days after knowledge of a Responsible Officer of such Loan Party or written notice to such Loan Party from the Administrative Agent or the Required Lenders; or

(d) Default under other Agreements.  (i)  The Parent Borrower or any of its Subsidiaries shall (x) default in any payment with respect to Indebtedness (other than the Obligations) in excess of $50,000,000 individually or in the aggregate, for the Parent Borrower and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration, or any lapse of time prior to the effectiveness of any notice of acceleration, is required), any such Indebtedness to become due prior to its stated maturity; or (ii) Indebtedness of the Parent Borrower or its Subsidiaries in excess of $50,000,000 shall be declared to be due and payable other than in accordance with the terms of such Indebtedness or required to be prepaid, other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

(e) Bankruptcy, Etc.  The Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) shall commence a voluntary case concerning itself under any Debtor Relief Law; or an involuntary case is commenced against the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian  is appointed for, or takes charge of, all or substantially all of the property of the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries); or the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) or, for the purposes of United Kingdom law, an administrator or administrative receiver, of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, supervision, conservatorship or similar law of any jurisdiction, the Bermuda Companies Law or U.K. Insolvency Act whether now or hereafter in effect relating to the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries); or any such proceeding is commenced against (i) any Regulated Insurance Company (other than any Regulated Insurance Company that is an Insignificant Subsidiary) which is engaged in the business of underwriting insurance and/or reinsurance in the United States, or (ii) the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries or any Regulated Insurance Company described in the immediately preceding clause (i)) to the extent such proceeding is consented to by such Person, and in the case of either clause (i) or (ii) remains undismissed for a period of 60 days; or the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (x) any Regulated Insurance Company (other than any Regulated Insurance Company that is an Insignificant Subsidiary) which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (y) the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries or any Regulated Insurance Company described in the immediately preceding clause (x)) consents to any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

(f) ERISA.  (i) An event or condition specified in Section 6.07 shall occur or exist with respect to any Plan or Multiemployer Plan or Foreign Pension Plan, (ii) the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates shall fail to pay when due any amount which they shall have become liable to pay to the PBGC or to a Plan or a Multiemployer Plan or (iii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated, and as a result of such event, failure or condition, together with all such other events, failures or conditions, the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates shall incur a liability to a Plan, a Multiemployer Plan, a Foreign Pension Plan or PBGC (or any combination of the foregoing) which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or

(g) Judgments.  One or more final judgments or decrees shall be entered against the Parent Borrower or any of its Subsidiaries involving a liability (net of insurance and reinsurance as to which the insurer has not disclaimed liability), of $50,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for the Parent Borrower and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof; or

(h) Insurance Licenses.  Any one or more Insurance Licenses of the Parent Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such action would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or

(i) Security Documents.  Any Security Document shall cease to be in full force and effect, or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority security interest in, and Lien on, a material portion of the Collateral subject thereto, in favor of the Administrative Agent,  for the benefit of the Administrative Agent, the Lenders and the Fronting Banks, superior to and prior to the rights of all third Persons and subject to no other Liens (other than inchoate tax Liens and Liens in favor of financial institutions permitted under any Control Agreement); or

(j) Change of Control.  A Change in Control shall occur; or

(k) Section 32 Direction.  ARL shall receive any direction or other notification from the Bermuda Monetary Authority pursuant to Section 32 of the Insurance Act 1978 of Bermuda.

8.02 Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and L/C Credit Extensions and any obligation of Fronting Banks to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans and L/C Borrowings, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c) require that the applicable Borrower Cash Collateralize its outstanding Tranche B Letters of Credit with Cash and Cash Equivalents in an amount equal to 102% of the Dollar Equivalent of the amount available to be drawn under all such Tranche B Letters of Credit;

(d) require that the Collateral in any Collateral Account consist solely of Cash and Cash Equivalents or such other Eligible Securities as the Administrative Agent may permit; and

(e) exercise on behalf of itself, the Lenders and the Fronting Banks all rights and remedies available to it, the Lenders and the Fronting Banks under the Credit Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under an applicable Debtor Relief Law, the obligation of each Lender to make Loans and L/C Credit Extensions and any obligation of Fronting Banks to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and L/C Borrowings and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the applicable Borrower to Cash Collateralize their Tranche B Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. The Administrative Agent shall provide written notice of any such action to the Parent Borrower but failure to provide such notice shall not prevent the Administrative Agent from taking any such action.

8.03 Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the Tranche B L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied in the following order (provided, however, that notwithstanding anything contained herein to the contrary, funds received from a Borrower or any of such Borrower’s Collateral shall be applied only to the Obligations of such Borrower):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Fronting Banks (including fees, charges and disbursements of counsel to the respective Lenders and the Fronting Banks and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the Fronting Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the Fronting Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of (x) the Fronting Banks, in the case of Fronted Letters of Credit and (y) the Lenders, in the case of Several Letters of Credit, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn, terminated, cancelled or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.                                ADMINISTRATIVE AGENT

9.01 Appointment and Authority.  Each of the Lenders, each L/C Administrator, each L/C Issuer and each Fronting Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, the L/C Issuers, the L/C Administrators and the Fronting Banks, and neither the Parent Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (except Section 9.06).  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Parent Borrower, a Lender, a Fronting Bank or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a Fronting Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Fronting Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Fronting Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Fronting Banks, the L/C Administrators and the Parent Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be (i) a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and (ii) so long as no Default under Section 8.01(a) or (e) exists, reasonably acceptable to the Parent Borrower.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, the L/C Administrators and the Fronting Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Parent Borrower and such Person remove such Person as Administrative Agent and appoint a successor, which shall be (i) a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and (ii) so long as no Default under Section 8.01(a) or (e) exists, reasonably acceptable to the Parent Borrower.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders, the L/C Administrators or the Fronting Banks under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, each L/C Administrator and each Fronting Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Credit Documents, including (x) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (y) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Fronting Bank and L/C Administrator.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Fronting Bank and L/C Administrator, (b) the retiring Fronting Bank and L/C Administrator shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Fronting Bank and L/C Administrator shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession (unless such substitution would require the consent of the beneficiary and such consent cannot be obtained) or make other arrangements satisfactory to the retiring Fronting Bank and L/C Administrator to effectively assume the obligations of the retiring Fronting Bank and L/C Administrator with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders.  Each Lender, each L/C Administrator and each Fronting Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any L/C Administrator, any Fronting Bank or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Fronting Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, an L/C Issuer, an L/C Administrator or a Fronting Bank hereunder.

9.09 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers, the Fronting Banks, the L/C Administrators and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers, the Fronting Banks, the L/C Administrators and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Fronting Banks, the L/C Issuers, the L/C Administrators and the Administrative Agent under Sections 2.03(h) and (i), 2.10 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Fronting Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Fronting Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, any L/C Issuer, any L/C Administrator or any Fronting Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender,  any L/C Issuer,  any L/C Administrator or any Fronting Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender, any L/C Issuer, any L/C Administrator or any Fronting Bank in any such proceeding.

9.10 Collateral Matters.  The Lenders and the Fronting Banks irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration, cancellation or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent, the L/C Issuers and the Fronting Banks shall have been made) to release any Lien on any property granted to or held by the

Administrative Agent under any Credit Document, (ii) upon termination of the Tranche A Commitments and payment in full of all Tranche A L/C Obligations, to release the Lien on any Collateral securing the Tranche A L/C Obligations, (iii) upon termination of the Tranche B Commitments and payment in full of all Tranche B Obligations, to release any Cash Collateral securing the Tranche B Obligations, (iv) to release any Lien on Collateral that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (v) to release any Lien on Collateral as approved pursuant to Section 10.01(g); and

(b) to release any Designated Subsidiary Borrower from its obligations under this Agreement and any other Credit Document and release any Collateral provided by such Designated Borrower if such Person ceases to be a Designated Subsidiary Borrower.

Upon request by the Administrative Agent at any time, the applicable Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 9.10.

ARTICLE X.                                MISCELLANEOUS

10.01 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the Parent Borrower or any other Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Parent Borrower or the applicable Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Credit Document for any payment of principal, L/C Borrowing, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”  or any provision relating to Defaulting Lenders (including the definition thereof) or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e) change Section 8.03 or 2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders,” “Majority Loan Lenders,” “Majority Term Lenders,” “Majority Tranche A Lenders” or “Majority Tranche B Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; or

(g) (i) release all or substantially all of the security provided by the Designated Subsidiary Borrowers to secure the Tranche A L/C Obligations, without the written consent of each Tranche A Lender, (ii) modify the definitions in Section 1.01 of “Advance Rates,” “Borrowing Base” or “Eligible Securities” without the consent of the Administrative Agent, the Fronting Banks and any additional Lender required to constitute the Majority Tranche A Lenders, or  (iii) modify, change, waive, discharge or terminate any provision of any Security Document without the consent of the Majority Tranche A Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Fronting Banks and/or the L/C Administrators in addition to the Lenders required above, affect the rights or duties of the Fronting Banks and/or the L/C Administrators under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document; (iii) no Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (iv) if the Administrative Agent and any Borrower shall have identified any manifest error of a technical nature in any provision of the Credit Documents, then the Administrative Agent and the applicable Borrowers party thereto shall be permitted, each in its sole discretion, to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders within five Business Days after notice thereof.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrowers, the Administrative Agent, the L/C Administrators or the Fronting Banks, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to such Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications.  Notices and other communications to the Lenders, the L/C Administrators and the Fronting Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Applicable Issuing Party pursuant to Article II if such Lender or the Applicable Issuing Party, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Administrator, any Fronting Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic Platform or electronic messaging service or Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.

(d) Change of Address, Etc.  Each of the Borrowers, the Administrative Agent, the L/C Administrators, and the Fronting Banks may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Parent Borrower, the Administrative Agent, the L/C Administrators and the Fronting Banks.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Administrators, Fronting Banks and Lenders. The Administrative Agent, the L/C Administrators, the Fronting Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify the Administrative Agent, the L/C Administrators, the Fronting Banks, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Administrator, any Fronting Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders, the L/C Administrators and the Fronting Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) any Applicable Issuing Party from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Applicable Issuing Party) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower or any of its Subsidiaries under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses.  Each Borrower shall pay, severally in accordance with its respective Facility-wide Liability Percentage and not jointly, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and its Affiliates and of any local or foreign counsel reasonably deemed appropriate by such counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Applicable Issuing Parties in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Applicable Issuing Party (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Applicable Issuing Party; provided such fees, charges and disbursements shall be limited to (x) one outside counsel for the Administrative Agent, any Applicable Issuing Party and the Lenders taken as a whole (and, in the case of an actual conflict of interest, one additional counsel to all such persons similarly situated) and (y) any local or foreign counsel reasonably deemed appropriate by such counsel), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers.  Each Borrower shall indemnify, severally in accordance with its respective Facility-wide Liability Percentage and not jointly, the Administrative Agent (and any sub-agent thereof), each Lender, each L/C Administrator and each Fronting Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of a law firm as counsel for all Indemnitees in connection with any event or circumstance giving rise to claims hereunder except that if, in the reasonable opinion of an Indemnitee, representation of all Indemnitees by one firm as counsel would be inappropriate due to the existence of an actual or potential conflict of interest, the Borrowers shall reimburse the reasonable fees and charges of no more than the number of additional law firms as counsel for the various Indemnitees as is necessary to avoid any such actual or potential conflict of interest), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Parent Borrower or any of its Subsidiaries) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Applicable Issuing Party to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Parent Borrower or any of its Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Parent Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  For the avoidance of doubt, this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders.  To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Administrators, the Fronting Banks or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Administrators, the Fronting Banks or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an Applicable Issuing Party in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an Applicable Issuing Party in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, each Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments.  All amounts due under this Section shall be payable promptly after written demand therefor.

(f) Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Administrator or any Fronting Bank, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Administrator, any Fronting Bank or any Lender, or the Administrative Agent, any L/C Administrator, any Fronting Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Administrator, such Fronting Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender, each L/C Administrator and each Fronting Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the Applicable Issuing Party under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder (except as permitted by Section 7.02) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment or grant of a security interest, subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Administrators, the Fronting Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), direct obligations under and participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Tranche A Commitment or Tranche B Commitment and the Loans, if any, at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or, solely with respect to its Term Loans, an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the Tranche A Commitments, the Tranche B Commitments or the Term Loans on a non-pro rata basis.

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Parent Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or, solely with respect to its Term Loans, an Approved Fund; provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender  or an Affiliate of such Lender; and

(C) the consent of each Fronting Banks (such consent not to be unreasonably withheld or delayed) shall be required for any assignment and, if such assignee could not be an L/C Issuer of a Several Letter of Credit under applicable regulatory requirements, a Fronting Bank must have agreed (in its sole discretion) to front for such assignee under Several Letters of Credit.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and, unless otherwise agreed between the assigning Lender and such assignee, if any Several Letters of Credit are outstanding, all such outstanding Several Letters of Credit are either amended or replaced to give effect to such assignment.

(v) No Assignment to Certain Persons.  No such assignment shall be made (A) to the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans, obligations under Several Letters of Credit and participations in Fronted Letters of Credit in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Parent Borrower, ACUS and each other applicable Tranche B Designated Subsidiary Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Parent Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s direct obligations in respect of and participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, the L/C Administrators and the Fronting Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations set forth therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.06; provided that such Participant agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section 10.06.  Each Lender that sells a participation agrees, at the Parent Borrower's request and expense, to use reasonable efforts to cooperate with the Parent Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges.  Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment or grant of a security interest to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment, or grant of a security interest,  shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(g) Resignation as Fronting Bank and L/C Administrator after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Parent Borrower and the Lenders, resign as Fronting Bank and L/C Administrator.  In the event of any such resignation as Fronting Bank and L/C Administrator, the Parent Borrower shall be entitled to appoint from among the Lenders a successor Fronting Bank and L/C Administrator hereunder; provided, however, that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of Bank of America as Fronting Bank and L/C Administrator.  If Bank of America resigns as Fronting Bank and L/C Administrator, it shall retain all the rights, powers, privileges and duties of a Fronting Bank and L/C Administrator hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Fronting Bank and L/C Administrator and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  Upon the appointment of a successor Fronting Bank and L/C Administrator (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Fronting Bank and L/C Administrator, and (b) the successor Fronting Bank and L/C Administrator shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession (unless such substitution would require the consent of the beneficiary and such consent cannot be obtained) or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders, the L/C Administrators and the Fronting Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the Administrative Agent, the Lenders, the L/C Administrators and the Fronting Banks shall be responsible for any breach of this Section 10.07 by such Persons), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the NAIC), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of such Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Administrator, any Fronting Bank or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower.  For purposes of this Section, “Information” means all information received from the Parent Borrower or any Subsidiary relating to the Parent Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, any L/C Administrator or any Fronting Bank on a nonconfidential basis prior to disclosure by the Parent Borrower or any Subsidiary, provided that, in the case of information received from the Parent Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders, the L/C Administrators and the Fronting Banks acknowledges that (a) the Information may include material non-public information concerning the Parent Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Administrator, each Fronting Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Administrator, such Fronting Bank or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender, such L/C Administrator or such Fronting Bank, irrespective of whether or not such Lender, such L/C Administrator or such Fronting Bank shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender, such L/C Administrator or such Fronting Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Administrator, each Fronting Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Administrator, such Fronting Bank or their respective Affiliates may have.  Each Lender, each L/C Administrator and each Fronting Bank each agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent, each L/C Administrator, each Fronting Bank and each Lender, regardless of any investigation made by the Administrative Agent, any L/C Administrator, any Fronting Bank or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability.  If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Administrators, or the Fronting Banks, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the other Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Parent Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Sections 3.01, 3.04 and 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY FRONTING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE PARENT BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS.  ON OR PRIOR TO THE CLOSING DATE, EACH FOREIGN OBLIGOR SHALL APPOINT THE SERVICE OF PROCESS AGENT, WITH AN OFFICE ON THE DATE HEREOF AT 80 PINE STREET, NEW YORK, NEW YORK 10005, UNITED STATES, AS ITS AGENT TO RECEIVE ON ITS BEHALF AND ITS PROPERTY SERVICE OF THE SUMMONS AND COMPLAINTS AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING, PROVIDED THAT A COPY OF SUCH PROCESS IS ALSO MAILED IN THE MANNER PROVIDED IN SECTION 10.02.  SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE PARENT BORROWER IN CARE OF THE SERVICE OF PROCESS AGENT AT THE SERVICE OF PROCESS AGENT’S ABOVE ADDRESS, AND THE PARENT BORROWER AND EACH OTHER FOREIGN OBLIGOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE SERVICE OF PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Parent Borrower and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Parent Borrower, each other Loan Party and its respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers on the other hand, (B) each of the Parent Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Parent Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Lenders and the Arrangers, have not been, are not, and will not be acting as an advisor, agent or fiduciary for the Parent Borrower, any other Loan Party or any of its respective Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Lender nor any Arranger has any obligation to the Parent Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender nor any Arranger has any obligation to disclose any of such interests to the Parent Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Parent Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18 USA PATRIOT Act

.  Each Lender that is subject to the Act (as hereinafter defined), and the Administrative Agent (for itself and not on behalf of any Lender), hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act.  Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 Time of the Essence.  Time is of the essence of the Credit Documents.

10.20 Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.22 Amendment and Restatement.  This Agreement amends, restates and replaces in its entirety the Existing Credit Agreement.  All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Existing Credit Agreement are hereby amended, restated, replaced and superseded in their entirety according to the terms and provisions set forth herein (except that any provision of the Existing Credit Agreement that by its terms survives termination of the Existing Credit Agreement shall continue in full force and effect for the benefit of the applicable parties to the Existing Credit Agreement).  All indebtedness, liabilities and obligations under the Existing Credit Agreement, including all promissory notes executed by the Borrowers pursuant thereto, are hereby renewed by this Agreement and the other Credit Documents executed by the Borrowers pursuant to this Agreement and shall, from and after the Closing Date, be governed by this Agreement and such other Credit Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ARCH CAPITAL GROUP LTD. By: /s/ Constantine Iordanou Name: Constantine Iordanou Title: Chairman and Chief Executive Officer

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ARCH REINSURANCE LTD. By: /s/Michelle Seymour-Smith Name: Michelle Seymour-Smith Title: Chief Financial Officer

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ARCH REINSURANCE COMPANY By: /s/ Jerome Halgan Name: Jerome Halgan Title: President & Chief Executive Officer

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ARCH INSURANCE COMPANY By: /s/ Thomas J. Ahern Name: Thomas J. Ahern Title: Senior Vice President & CFO

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ARCH SPECIALTY INSURANCE COMPANY By: /s/ Thomas J. Ahern Name: Thomas J. Ahern Title: Senior Vice President & CFO

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ARCH INSURANCE COMPANY (EUROPE) LIMITED By: /s/ Matthew Shulman Name: Matthew Shulman Title: President & Chief Executive Officer

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ARCH REINSURANCE EUROPE UNDERWRITING DESIGNATED ACTIVITY COMPANY By: /s/ Michael Hammer Name: Michael Hammer Title: President & Chief Executive Officer

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ARCH CAPITAL GROUP (U.S.) INC. By: /s/ Thomas J. Ahern Name: Thomas J. Ahern Title: Senior Vice President & CFO

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BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Angela Larkin Name: Angela Larkin Title: Assistant Vice President

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BANK OF AMERICA, N.A., as L/C Administrator, a Fronting Bank and a Lender By: /s/ Derek Miller Name: Derek Miller Title: Vice President

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JPMORGAN CHASE BANK, N.A. By: /s/ James S. Mintzer Name: James S. Mintzer Title: Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ William R. Goley Name: William R. Goley Title: Director

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LLOYDS BANK PLC By: /s/ Daven Popat Name: Daven Popat – P003 Title: Senior Vice President By: /s/ Erin Walsh Name: Erin Walsh – W004 Title: Assistant Vice President

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U.S. BANK NATIONAL ASSOCIATION By: /s/ Bonnie S. Wiskowski Name: Bonnie S. Wiskowski Title: Vice President

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BARCLAYS BANK PLC By: /s/ Kayode Sulola Name: Kayode Sulola Title: Assistant Vice President

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BANK OF MONTREAL By: /s/ Joshua Hovermale Name: Joshua Hovermale Title: Vice President

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ROYAL BANK OF CANADA By: /s/ Tim Stephens Name: Tim Stephens Title: Authorized Signatory

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THE BANK OF NEW YORK MELLON By: /s/ Michael Pensari Name: Michael Pensari Title: Managing Director

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CREDIT SUISSE AG, NEW YORK BRANCH By: /s/ Doreen Barr Name: Doreen Barr Title: Authorized Signatory By: /s/ William O’Daly Name: William O’Daly Title: Authorized Signatory

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